UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Lincoln Educational Services Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25 per Exchange Act Rules 14a-6(i)(1) and 0-11.

14 Sylvan Way, Suite A Parsippany, NJ 07054
 April 10, 2025

Dear Shareholder:

We are pleased to invite you to attend the 2025 Annual Meeting of Shareholders of Lincoln Educational Services Corporation (the “Company”) to be held on May 8, 2025 at 9:00 a.m. (Eastern Time) (the “Annual Meeting”) as a virtual-only meeting. You will be able to attend the Annual Meeting virtually and to vote and submit questions during the Annual Meeting by visiting https://www.cstproxy.com/lincolntech/2025 and entering the control number provided in these proxy materials.

At this year’s Annual Meeting, shareholders will be asked: (1) to elect 10 directors; (2) to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (a “say-on-pay” vote); and (3) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

We sincerely hope that you will be able to attend and participate in the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. You may vote your shares by completing the accompanying proxy card or by giving your proxy authorization via the Internet. Please read the instructions accompanying the proxy card for details on giving your proxy authorization via the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR OUR ANNUAL MEETING

Our Proxy Statement and our 2024 Annual Report to Shareholders are available at  https://investors.lincolneducationalservices.com/AP.

YOUR VOTE IS IMPORTANT!

BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY GIVING YOUR PROXY AUTHORIZATION VIA THE INTERNET, YOU AUTHORIZE MANAGEMENT OF THE COMPANY TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS.  SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOUR PLANS CHANGE AND YOU ARE UNABLE TO ATTEND.  TO ENSURE THAT YOUR VOTE WILL BE COUNTED, PLEASE CAST YOUR VOTE BEFORE 11:59 P.M. (EASTERN TIME) ON MAY 7, 2025.

We thank you for your continuing support and look forward to seeing you at the Annual Meeting.

Sincerely,
Scott M. Shaw
President & Chief Executive Officer

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LINCOLN EDUCATIONAL SERVICES CORPORATION
14 Sylvan Way, Suite A
Parsippany, NJ 07054

NOTICE OF
2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 8, 2025

To the Shareholders of Lincoln Educational Services Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), will be held virtually via the Internet on May 8, 2025 at 9:00 a.m. (Eastern Time) (the “Annual Meeting”). You will be able to attend the Annual Meeting virtually and to vote and submit questions during the Annual Meeting by visiting https://www.cstproxy.com/lincolntech/2025 and entering the control number provided in these proxy materials.  There will not be an option to attend the Annual Meeting at a physical location.

At the Annual Meeting, holders of shares of common stock, no par value per share (the “Common Stock”) of the Company will be asked:

1.
to elect the ten directors identified in this Proxy Statement to serve until the next annual meeting of shareholders following their election or until their respective successors are duly elected and qualified;

2.	to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (a “say-on-pay” vote);

3.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

4.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof and may properly be voted upon.

The Board of Directors of the Company has fixed the close of business on March 20, 2025 as the record date for the determination of shareholders of Common Stock entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the record date, there were outstanding 31,592,807 shares of Common Stock.  Shareholders of record as of the close of business on March 20, 2025 will be able to attend the Annual Meeting, vote, and submit questions (both before, and for a portion of, the meeting) from any location via the Internet.  To participate in the Annual Meeting, including submitting questions and/or voting, you will need the control number provided on your proxy card or in your Notice of Internet Availability of Proxy Materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders
To Be Held on May 8, 2025.

The Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2024 are available electronically at https://investors.lincolneducationalservices.com/AP.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY (BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY GIVING PROXY AUTHORIZATION VIA THE INTERNET USING THE INSTRUCTIONS PROVIDED ON YOUR PROXY CARD) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING.  EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR VOTE WILL BE COUNTED, PLEASE CAST YOUR VOTE BEFORE 11:59 P.M. (EASTERN TIME) ON MAY 7, 2025.

By Order of the Board of Directors
Parsippany, New Jersey	Alexandra M. Luster
April 10, 2025	Corporate Secretary

LINCOLN EDUCATIONAL SERVICES CORPORATION
14 Sylvan Way, Suite A
Parsippany, New Jersey 07054

PROXY STATEMENT
FOR
2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 8, 2025

GENERAL

This Proxy Statement is provided to the shareholders of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company” or “Lincoln”) to solicit proxies, in the form enclosed, for use at the 2025 Annual Meeting of Shareholders of the Company (the “Annual Meeting”), and any and all adjournments or postponements thereof.  The Annual Meeting will be held on May 8, 2025 at 9:00 a.m. (Eastern Time). The Board of Directors knows of no matters to come before the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting (or any adjournment or postponement thereof), the persons named in the proxy card as proxies will vote on such matters in their discretion in accordance with their best judgment.  This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about April 10, 2025. The mailing address of the Company’s principal executive office is noted above.

Solicitation

This solicitation is made by mail on behalf of the Board of Directors of the Company. The Company will pay for the costs of the solicitation. Further solicitation of proxies may be made, including by mail, telephone, in person, or other means, by the directors, officers or employees of the Company or its affiliates, none of whom will receive additional compensation for such solicitation.  The Company will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Company’s common stock.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders
to be held on May 8, 2025.

The Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2024 are available electronically at https://investors.lincolneducationalservices.com/AP.

Virtual Meeting

The Annual Meeting will be held virtually via the Internet. You will be able to attend the Annual Meeting virtually and to vote and submit questions during the Annual Meeting by visiting https://www.cstproxy.com/lincolntech/2025  and entering the control number provided in these proxy materials.

Voting Procedures

Who May Vote at the Annual Meeting?

Only those shareholders of record of the Company’s common stock, no par value per share (the “Common Stock”) as of the close of business on March 20, 2025 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were issued and outstanding 31,592,807 shares of Common Stock.  Each share of Common Stock entitles its holder to one vote. Cumulative voting of the shares of Common Stock is not permitted.

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Continental Stock Transfer & Trust Company, Inc., you are a shareholder of record with respect to those shares and, in such case, this Proxy Statement and the accompanying proxy materials have been provided directly to you by the Company.  If your shares are held in a stock brokerage account or by a bank or nominee, your shares are held in “street name” and you are considered the “beneficial owner” of those shares and, in such case, this Proxy Statement and the accompanying proxy materials have been provided to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares held in “street name.”  If you do not so instruct your broker, bank or other nominee as to how to vote your shares held in “street name”, the broker, bank or other nominee may vote such shares only in connection with matters considered routine, such as to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and not in non-routine matters such as the other matters being considered by our shareholders at the Annual Meeting.  See also “Voting Procedures – What is a Broker Non-Vote?”

What is Considered a Quorum to Conduct the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business at the Annual Meeting.  Attendance at the Annual Meeting, albeit virtual, constitutes presence in person for purposes of a quorum.  As of the Record Date, a minimum of 15,796,404 shares of Common Stock, representing a majority of the 31,592,807 shares of Common Stock outstanding on such date, is necessary to constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of determining the existence of a quorum.

What is a Broker Non-Vote?

As noted above, a broker “non-vote” occurs when a nominee, such as a bank or broker holding shares in “street name” for a beneficial owner, returns the proxy but abstains from voting on a particular proposal because, under most circumstances, such nominee does not have discretionary authority to vote on proposals unless it has received instructions from the beneficial owner of the securities on how to vote those securities. Under applicable law and the rules of the NASDAQ, such nominees do not have discretionary authority to cast votes on non-routine matters without instructions from the beneficial owner of the securities. Proposal 1 (the proposal concerning the election of directors) and Proposal 2 (the non-binding advisory vote on executive compensation) (the “say-on-pay” vote) are considered “non-routine” matters, which means that your broker, bank, or other nominee does not have discretion to vote your shares as to such proposals in the absence of specific instructions from you as to how you would like your shares to be voted and, therefore, in connection with those proposals will constitute a broker non-vote absent such instructions. Proposal 3 (the ratification of auditors) is considered a “routine” matter, which means that your broker, bank, or other nominee may vote your shares as to Proposal 3 without instructions from you as to how you would like your shares to be voted.  Accordingly, if you hold shares in “street name,” we strongly encourage you to provide your broker, bank, or other nominee with instructions regarding the voting of your shares on all matters or your shares will not be voted as to Proposals 1 and 2.

What am I being asked to vote on?

The holders of shares of Common Stock are being asked to consider and vote on the following items:

•	election of ten directors to serve until the next annual meeting of shareholders following their election or until their respective successors are duly elected and qualified;

•	to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in these proxy materials (the “say-on-pay” vote); and

•	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Why are the holders of Common Stock being asked to vote on the election of ten directors?

A total of ten director nominees will be voted upon at the Annual Meeting.  The holders of shares of Common Stock are being asked to vote on ten director nominees to serve until the next annual meeting of shareholders following their election or until their respective successors are duly elected and qualified:  John A. Bartholdson, James J. Burke, Jr., Anna Cabral, Kevin M. Carney, Marta Newhart, Michael A. Plater, Felecia J. Pryor, Carlton E. Rose, Scott M. Shaw, and Sylvia J. Young.

How does the Board recommend that I vote my shares?

The Board recommends a vote:

•	FOR the election of each of the ten director nominees;

•	FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as described in these proxy materials (a “say-on-pay” vote); and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

How Many Votes do I have?

Each record holder of Common Stock will have one vote for each share of Common Stock held on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Common Stock are entitled to vote.  There were 31,592,807 shares of Common Stock outstanding on the Record Date.

How do I vote my shares?

Your vote is important.  Your shares can be voted at the Annual Meeting by following the instructions at https://www.cstproxy.com/lincolntech/2025 only if you are present or if your shares are represented by proxy.  Even if you plan to attend the Annual Meeting, we urge you to authorize a proxy to vote your shares in advance.

Internet and mail-in voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet and mail-in voting procedures that have been made available to you are consistent with applicable legal requirements. Shareholders voting by Internet and by mail should understand that while we and Continental Stock Transfer & Trust Company, Inc. do not charge any fees for voting by Internet, there may still be costs, such as usage charges from Internet access providers and telephone companies, for which you are responsible.  You can authorize a proxy to vote your shares of Common Stock electronically by going to www.cstproxyvote.com as indicated on the applicable proxy card. Please have your proxy card (or cards) in hand when going online or calling. If you authorize a proxy to vote your shares electronically, you do not need to return the applicable proxy card. If you received proxy materials by mail and want to authorize your proxy by mail, simply mark the applicable proxy card and then date, sign, and return it in the applicable postage-paid envelope provided so that it is received no later than May 7, 2025.

If I authorized a proxy, can I revoke it and change my vote?

Yes, you may revoke a proxy at any time before it is exercised at the Annual Meeting by:

•	authorizing a new proxy on the Internet or by mail;

•	properly executing and delivering a later-dated (i.e., subsequent to the date of the original proxy) proxy card so that it is received no later than May 7, 2025;

•	voting at the Annual Meeting; or

•
sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at 14 Sylvan Way, Suite A, Parsippany NJ 07054 so that it is received no later than May 7, 2025.

Only the most recent proxy will be exercised and all others will be disregarded regardless of the method by which the proxies were authorized.

If shares of the Company’s voting securities are held on your behalf by a broker, bank, or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions for those shares.

What vote is required to approve each proposal?

The affirmative vote of a plurality of the votes cast by holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect John A. Bartholdson, James J. Burke, Jr., Anna Cabral, Kevin M. Carney, Marta Newhart, Michael A. Plater, Felecia J. Pryor, Carlton E. Rose, Scott M. Shaw, and Sylvia J. Young (ten director nominees). In connection with this matter, you may vote “FOR” each nominee or “WITHHOLD” your vote for each nominee.  Withheld votes and broker non-votes may be considered present and entitled to vote. However, since the nominees are running unopposed and are elected by a plurality, withheld votes and broker non-votes will not factor in the election unless all shares present at the Annual Meeting and entitled to vote on the election of directors are withheld or are broker non-votes.

The affirmative vote of a majority of the votes cast by holders of our Common Stock is required to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “say-on-pay” vote) and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.  In connection with these matters, you may vote “FOR,” “AGAINST,” or “ABSTAIN”. Under New Jersey law, abstentions and broker non-votes, if any, will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote for any of the above proposals. However, since the ratification of the appointment of our independent registered public accounting firm is considered a routine matter, your broker, bank, or other nominee will have the discretion to vote your shares irrespective of whether or not you provide voting instructions and if the broker, bank or other nominee so votes such shares “FOR” or “AGAINST”, such vote would not constitute a broker non-vote.  For more information, see “Voting Procedures - What is a broker non-vote?” above.

When will you publish the results of the Annual Meeting?

We will include the results of the votes taken at the Annual Meeting in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days following the Annual Meeting.

Revocability of Proxies

Shareholders may revoke a proxy at any time before the proxy is exercised. For more information, see “Voting Procedures – If I authorized a proxy, can I revoke it and change my vote?” above.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will be asked to elect a total of ten directors. Our bylaws provide for a minimum of three directors and a maximum of 11 directors, as set by the Board of Directors from time to time.

Each elected director will hold office until the next annual meeting of shareholders or until the director’s successor is duly elected and qualified.  All of the nominees for director have consented to being named in this Proxy Statement and to serve if elected, and the Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve if elected.   If any nominee should, for any reason, be unable or unwilling to serve, the shares represented by valid proxies received by the Company will be voted for the election of such other person for the office of director as the Board of Directors may nominate in the place of such nominee or the size of the Board of Directors may be reduced.

Shareholders may withhold authority to vote their proxies for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD AUTHORITY on the proxy card; or (ii) any one or more of the individual nominees by following the instructions on the proxy card. Instructions on the accompanying proxy card that withhold authority to vote for one or more of the nominees will cause any such nominee to receive fewer votes.

Upon recommendation of the Nominating and Corporate Governance Committee, the following ten persons have been selected by the Board of Directors as nominees for election to the Board of Directors: John A. Bartholdson, James J. Burke, Jr., Anna Cabral, Kevin M. Carney, Marta Newhart, Michael A. Plater, Felecia J. Pryor, Carlton E. Rose, Scott M. Shaw, and Sylvia J. Young.

The Company’s directors have a variety of backgrounds, which reflects the Company’s continuing efforts to achieve a diversity of insights and perspectives.  As further discussed below, the director nominees are considered based upon, among other criteria, their business knowledge and experience, relevant ability and experience to the Company’s business and operations, and reputation in their fields. Additional information about these nominees is provided in the table and biographical information that follows.

Required Vote

The affirmative vote of a plurality of votes cast by holders of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, is required to elect John A. Bartholdson, James J. Burke, Jr., Anna Cabral, Kevin M. Carney, Marta Newhart, Michael A. Plater, Felecia J. Pryor, Carlton E. Rose, Scott M. Shaw and Sylvia J. Young.

The Board of Directors recommends a vote “FOR” each of the named nominees for director.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain information concerning the director nominees and executive officers of the Company named in this Proxy Statement (ages as of March 20, 2025):

Director	Age	Position Held

John A. Bartholdson (1)	54	Non-Executive Chair of the Board of Directors
James J. Burke, Jr. (2) (3)	73	Director
Anna Cabral (4)	65	Director
Kevin M. Carney (4)	61	Director
Marta Newhart (3)	63	Director
Michael A. Plater (3) (4)	68	Director
Felecia J. Pryor (2) (3)	50	Director
Carlton E. Rose (2) (4)	63	Director
Sylvia J. Young (2) (4)	63	Director
Scott M. Shaw	62	President & Chief Executive Officer, Director
Brian K. Meyers	58	Executive Vice President, Chief Financial Officer and Treasurer
Chad D. Nyce	52	Executive Vice President, Chief Operating Officer

(1)
Prior to being named Non-Executive Chair of the Board of Directors on May 2, 2024, Mr. Bartholdson served as Chair of the Nominating and Corporate Governance Committee and a member of each of the Audit Committee and Compensation Committee.

(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Audit Committee.

John A. Bartholdson was appointed to our Board of Directors in 2019 and named Non-Executive Chair of the Board of Directors on May 2, 2024. Mr. Bartholdson is a co-founder and partner of Juniper Investment Company, LLC, a New York-based private investment firm.  Mr. Bartholdson also currently serves on the board of directors of Bioventus, Inc., where he serves as the Chairperson of the Compensation Committee, and as the Chair of the board of directors of Theragenics Corporation, a privately-held company.  Previously, he served as a member of the board of directors of Obagi Medical Products, Inc., a publicly-traded company, as well as on the boards of numerous private companies.  Prior to co-founding Juniper Investment Company, Mr. Bartholdson was a partner of Stonington Partners, Inc., where he worked from 1997 to 2011.  Mr. Bartholdson received his B.A. from Duke University and his M.B.A. from Stanford Graduate School of Business.  He has many years of experience leading and overseeing investments across a range of industries and has a successful record of managing investments in public companies.  Mr. Bartholdson’s extensive management oversight, service on multiple public and private company boards and committees, and deep transactional expertise provide valuable insight to the Board of Directors.

James J. Burke, Jr. has served on our Board of Directors since 1999.  He is the founder of JJB Capital Partners LLC, a private investment firm formerly known as J. Burke Capital Partners LLC, and was its managing member from 2007 through 2024.  He was also the co-founder, partner, and director of Stonington Partners, Inc. (1994-2007) and co-founder of Merrill Lynch Capital Partners, Inc., a private equity fund for which he was the President and CEO from 1987 to 1999. He received a B.A. from Brown University and an M.B.A. with Distinction from Harvard University Graduate School of Business Administration. Mr. Burke also serves on the board of directors of a number of privately-owned companies and several non-profit organizations. Mr. Burke brings extensive financial and business knowledge to the Board of Directors through his engagement in private equity investing since 1981. Throughout his career, he has been responsible for sourcing and analyzing investment opportunities, where he has developed both expertise and significant knowledge regarding the managerial, operational and financial aspects of a business.  His extensive investment and industry experience provides valuable insight to the Board of Directors.

Anna Cabral was appointed to our Board of Directors on June 27, 2024. Ms. Cabral is currently a board member of Navient Corporation, a student loan servicer, where she serves as Chair of the Audit Committee and a member of the Nominations and Governance Committee. She has been a director at Navient Corporation since December 2014. She served as Treasurer of the United States of America from 2004 to 2009. In this role, she oversaw the Bureau of Engraving and Printing and the U.S. Mint, and led the Treasury Department’s community development and public outreach efforts, including financial education initiatives designed to increase financial literacy and remove barriers to Americans’ success. From 2009 to 2018, Ms. Cabral served as senior advisor for external relations at the Inter-American Development Bank. She also served as director of the Smithsonian Institution's Center for Latino Initiatives and CEO of the Hispanic Association on Corporate Responsibility. She has served as chair of the Financial Services Roundtable Retirement Security Council, chairs the BBVA Microfinance Foundation, and is a member of MANA, a national Latina organization. From 1991 to 1999, Ms. Cabral served as the executive staff director of the United States Senate Republican Conference Task Force for Hispanic Affairs, and from 1993 to 1999, she served as Chief Clerk, and later as deputy staff director, for the United States Senate Committee on the Judiciary.  Ms. Cabral has a B.A. in Political Science from the University of California, Davis; a Master of Public Administration degree from Harvard University John F. Kennedy School of Government; and a J.D. from George Mason University School of Law.  Her extensive administrative experience provides valuable insight to the Board of Directors.

Kevin M. Carney has served on our Board of Directors since 2020.   Mr. Carney retired as Executive Vice President and Chief Financial Officer of Web.com Group, Inc. (formerly a NASDAQ-listed company).  Mr. Carney joined the founding management team of Web.com in 1998 and served as its Chief Financial Officer through 2018.  Prior to Web.com, Mr. Carney was Director of Finance and Chief Financial Officer of The Carlyle Group and Carlyle International, respectively, from 1990 through 1994 and then served as Director of Mergers and Acquisitions at Manor Care, Inc. (formerly a NYSE listed company).  He began his career as an auditor with Arthur Andersen & Co. as a Certified Public Accountant and holds a B.S. in Accounting and Finance from Boston College.  Mr. Carney’s extensive accounting, financial, and executive management experience in both financial and technology industries is of significant value to the Board of Directors.

Marta Newhart was appointed to our Board of Directors on June 27, 2024. Ms. Newhart is currently serving as Independent Director, Enterprise Leader and Chief Marketing, Communications & Brand Officer for APCO Worldwide, a global advisory and advocacy firm serving as strategic advisors to some of the world’s leading corporations. Prior to her appointment to APCO's International Advisory Council, she served as Chief Marketing, Communications and Brand Officer for Westinghouse Electric Company and was a successful senior executive at Boeing, Johnson Controls and Medtronic. She has held two overseas assignments in China and Argentina. She has extensive experience in M&A transactions, including eight at Westinghouse. Ms. Newhart has a B.A. in International Business and International Communications from the University of Washington in Seattle and an M.B.A. in Business Management and Marketing from Pepperdine University in Malibu.  Ms. Newhart’s extensive business and executive management experience in large-cap, global manufacturing firms and prior board experience, provides valuable insight to our Board of Directors.

Michael A. Plater, Ph.D. has served on our Board of Directors since 2020.  Dr. Plater is a former President of Strayer University, having begun his career at Strayer University, LLC, now a subsidiary of Strategic Education, Inc., in 2010, holding successive positions as Provost and Chief Academic Officer, Interim President, and President before his retirement. Prior to joining Strayer, Dr. Plater held various positions at a number of educational institutions such as Dean of the College of Arts and Sciences at North Carolina A&T State University, Associate Dean of the Graduate School at Brown University, Director of the Entrepreneurial Center, University of Florida Business School, and consultant to the Wharton Small Business Development Center. Dr. Plater served as Vice President of Higher Education of Kelly Educational Staffing from April 2021 through June 2023. Dr. Plater is a graduate of Harvard College with a B.A. in Economics, holds an M.B.A. in Business Administration from the Wharton School of Business, and a Ph.D. in American Studies from The College of William and Mary. Dr. Plater’s significant experience in academic management and adult education provides valuable insight to our Board of Directors.

Felecia J. Pryor has served on our Board of Directors since 2021. Ms. Pryor currently serves as Senior Vice President and Chief People Officer at John Deere, where she has responsibility for human resources, labor relations, brand marketing and communications, and aviation and security. Prior to joining John Deere, she served as the Executive Vice President & Chief Human Resource Officer for BorgWarner, where her primary focus, on a global level, included compensation and employee benefits, talent management, labor, employment, social responsibility, and internal communications. Additionally, she served more than 16 years in human resources at the Ford Motor Company across a multitude of areas with increased levels of responsibility in labor relations and corporate human resources roles. She also served as Ford’s Vice President of Human Resources for Ford ASEAN (Bangkok, Thailand) and Human Resources Director Ford Asia Pacific (Nanjing, China). Ms. Pryor is a licensed Michigan attorney who holds a B.A. in Criminal Justice from Valdosta State University, a Master of Public Administration from Florida Atlantic University, and a J.D. from Western Michigan University Thomas M. Cooley Law School. Ms. Pryor’s extensive experience in human resources, added perspective stemming from her previous automotive industry experience, and her current position in heavy equipment manufacturing and technology bring a valuable perspective to the Board of Directors.

Carlton E. Rose has served on our Board of Directors since 2020. Mr. Rose was employed by United Parcel Service from 1980 until his retirement in March 2023. He began his career as a package handler and, during his 43-year tenure, earned numerous promotions as a result of his technical skills, business skills, and team leadership, culminating in his most recent position as its President, Global Fleet Maintenance & Engineering. In June of 2023, Mr. Rose was appointed to the board of directors of REE Automotive, an automotive technology company and provider of fully by-wire electric trucks and platforms.  In September of that year, he was appointed as REE’s Chairman of that board, effective October 16, 2023.  A native of Marion, Indiana, Mr. Rose is an automotive engineering graduate of the Indianapolis campus of Lincoln Technical Institute, now Lincoln College of Technology.  Mr. Rose’s history as a graduate of one of our schools, as well as his extensive management experience, affords him a unique perspective on our Company from which our Board of Directors benefits.

 Sylvia J. Young has served on our Board of Directors since 2023. Ms. Young has been a dedicated veteran of hospital administration since 1985, most recently serving as President and Chief Executive Officer of HCA Continental Division from June 2012 until her retirement in 2023. HCA Continental Division, a $3.6 billion net revenue regional health care system, includes HealthONE in Denver, CO and Wesley Healthcare in Wichita, KS. Before her appointment to the Denver-based Division headquarters, Ms. Young served as President of HCA’s Sunrise Health System. Ms. Young is currently the CEO of Young Consulting Advisors, LLC. In May 2023, Ms. Young joined the board of directors of Pediatrix Medical Group, Inc., a publicly-traded company formerly known as Mednax, Inc. In April 2019, Ms. Young was appointed At-Large Trustee of the American Hospital Association Board of Trustees. Ms. Young holds a B.A. in Public Administration from Samford University in Birmingham and a Master of Health Administration from the University of Alabama, Birmingham. Ms. Young’s extensive business experience provides significant value to our Board of Directors.

Scott M. Shaw joined the Company in 2001 and currently serves as our President and Chief Executive Officer.  Mr. Shaw has served on our Board of Directors from 2001 to 2006 and since July 2015. Prior to assuming the position of President and Chief Executive Officer, Mr. Shaw served in the positions of President and Chief Operating Officer, Executive Vice President and Chief Administrative Officer, and Senior Vice President of Strategic Planning and Business Development of the Company.  Prior to joining Lincoln, Mr. Shaw was a partner at Stonington Partners, Inc., where he had been since 1994. As a partner at Stonington Partners, Mr. Shaw was responsible for identifying, evaluating, and acquiring companies and then assisting in their oversight by participating on the board of directors of the acquired companies. In addition, Mr. Shaw worked closely with senior management to develop long-term strategic plans, to evaluate acquisitions and new investment opportunities, to assist with refinancing, and to execute on the final sale of the company either to the public or to another company. Mr. Shaw also served as a consultant to Merrill Lynch Capital Partners Inc., a private investment firm associated with Merrill Lynch & Co., Inc., from 1994 through 2000. Mr. Shaw holds a B.A. from Duke University and an M.B.A. from the Wharton School of Business. His extensive financial and business management experience, long history with the Company, and deep knowledge of the industry continues to provide our Board of Directors with strong insights into the industry and its evolving landscape.

Brian K. Meyers joined the Company in 2002 and currently serves as our Executive Vice President, Chief Financial Officer, and Treasurer. Mr. Meyers has more than 30 years of accounting and financial management experience. Prior to joining Lincoln, Mr. Meyers served as Vice President and Controller for Candie’s Inc. and began his career in 1989 with Richard A. Eisner (currently EisnerAmper LLP), a public accounting firm. He is a Certified Public Accountant and holds a B.S. in Accounting from Wagner College.

Chad D. Nyce joined the Company in 2020 as Executive Vice President and Chief Innovation Officer.  In 2025, Mr. Nyce assumed the positions of Executive Vice President and Chief Operating Officer.  Previously, he was the Chief Operating Officer at Strayer University, LLC, now a subsidiary of Strategic Education, Inc., from 2007 to 2019 and, prior to his tenure at Strayer, was a Regional Vice President of Operations for InteliStaf Healthcare, Inc., one of the nation's largest privately-held healthcare staffing firms, from 2004 to 2007.  Prior to his tenure at InteliStaf, Mr. Nyce served as a Vice President of the Investment Banking Division at Goldman, Sachs & Co. and also held senior management positions at BostonCoach, a wholly owned subsidiary of Fidelity Investments.  Mr. Nyce holds a B.B.A. and an M.B.A. from Temple University.

Information Concerning the Board of Directors

Our Board of Directors and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate.  Directors are expected to attend our annual meetings of shareholders, board meetings, and meetings of the committees on which they serve. They are also expected to prepare for meetings in advance and to dedicate the time at each meeting as necessary to properly discharge their responsibilities. Informational materials, useful in preparing for meetings, are distributed in advance of each meeting.

During the fiscal year ended December 31, 2024, there were six meetings of the Board of Directors.  Each of the directors attended all of the meetings of the Board of Directors and the committees on which he or she served, except for Mr. Burke, who did not attend one meeting of the Nominating and Corporate Governance Committee.  Ms. Cabral and Ms. Newhart, who were appointed to the Board of Directors on June 27, 2024, attended all of the meetings of the Board of Directors and the committees on which they served from the dates of their appointments to the Board of Directors and such committees.  In addition, all of our directors, other than Ms. Cabral and Ms. Newhart, attended our 2024 Annual Meeting of Shareholders on May 2, 2024, which occurred prior to their appointments.

Director Qualifications

The Board of Directors believes that its members possess a variety of skills, qualifications, experience, and attributes that contribute to the Board of Directors’ ability to oversee our operations and the growth of our business.  The following chart is a Board of Directors Skills Matrix that sets forth the various skills, qualifications, experience, and attributes of our director nominees. The categories included in the matrix are tied to the Company’s strategic goal to assemble a Board of Directors that collectively possesses the skills and attributes that the Company believes are essential to a strong leadership.  The matrix shows the skills and attributes that the Nominating and Corporate Governance Committee considered for each director when evaluating that director’s experience and qualifications for a position on the Board of Directors. For additional information regarding each of our directors, see “Board of Directors and Executive Officers.”

Board of Directors Skills Matrix

Director	CEO/Senior Officer (1)	Industry Experience (2)	Governance Board Experience (3)	Financial Acumen (4)	Business Development M&A Experience (5)	Independent (6)
John A. Bartholdson	✓		✓	✓	✓	✓
James J. Burke, Jr.	✓	✓	✓	✓	✓	✓
Anna Cabral	✓		✓	✓		✓
Kevin M. Carney	✓		✓	✓	✓	✓
Marta Newhart	✓		✓	✓	✓	✓
Michael A. Plater	✓	✓	✓		✓	✓
Felecia J. Pryor	✓	✓			✓	✓
Carlton E. Rose	✓	✓	✓			✓
Sylvia J. Young	✓	✓	✓	✓		✓
Scott M. Shaw	✓	✓	✓	✓	✓

(1)	CEO/Senior Officer – Experience working as a CEO or senior officer of an organization.

(2)	Industry Experience – Senior executive experience in one or more of the Company’s primary or related industries.

(3)	Governance/Board Experience – Prior or current experience as a board member of an organization (public, private, or non-profit sectors).

(4)
Financial Acumen – Experience in financial accounting and reporting, including persons designated by the Board of Directors as audit committee financial experts.  Familiarity with internal financial controls.  Also includes professional experience in corporate finance, especially with respect to debt and equity markets.

(5)	Business Development/M&A Experience – Experience with business development, mergers and acquisitions and/or divestitures.

(6)	Independent – Determined by the Board of Directors to be an independent director. See “Director Independence”.

The Nominating and Corporate Governance Committee, in accordance with its charter and the Board of Directors’ governance principles, seeks to establish a Board of Directors that, as a whole, is strong in its collective knowledge and wisdom. It aims to achieve, over time, a Board of Directors with an appropriate balance of varied skills, backgrounds, experience, and viewpoints as to vision and strategy, management and leadership, business operations, business judgment, crisis management, risk assessment, industry knowledge, accounting and finance, corporate governance, and markets in general.  Pursuant to its charter, the Committee is charged with reviewing, on an annual basis, the current composition of the Board of Directors in light of the attributes of independence, skills, background, experience, and viewpoints. In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and does not have any specific minimum qualifications that must be met.

Committees of the Board of Directors

Audit Committee

          The Audit Committee is currently comprised of director Carney (Chair) as well as directors Cabral, Plater, Rose, and Young.  The Audit Committee held four meetings in 2024. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at https://investors.lincolneducationalservices.com under Corporate Governance. The Audit Committee is directly responsible for the oversight of, among other things, our accounting and financial reporting processes; the quality and integrity of our financial statements; the quality and integrity of our system of internal controls; our compliance with laws and regulations; our independent auditor’s qualifications and independence; and the audit of our financial statements by a qualified independent auditor.

To fulfill these responsibilities, the Audit Committee will be aware of the current areas of greatest financial risk to us and understand management’s assessment and management of the risks; consider the effectiveness of our disclosure controls and procedures to promote timely, accurate, compliant and meaningful disclosure in our periodic reports filed with the Securities and Exchange Commission (“SEC”); periodically review with the independent auditors their assessment as to the adequacy of our structure of internal controls over financial accounting and reporting, and their qualitative judgments as to the accounting principles employed and related disclosures by us and the conclusions expressed in our financial reports;  review with management and the independent auditors our accounting policies and practices to ensure they meet the requirements with respect to the Financial Accounting Standards Board, the SEC, the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board; select, evaluate and, if necessary, replace our independent auditors; actively engage in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent auditors; engage advisors, as the committee determines is necessary, to carry out its duties; meet with the independent auditors, the internal auditors and senior management to review the scope and methodology of the proposed audit; discuss with management policies and practices regarding earnings press releases, as well as financial information and earnings guidelines provided to analysts and rating agencies to the extent required by applicable law or listing standards; set clear hiring policies with respect to any current or former employees of our independent auditors; and establish procedures for the receipt, retention and treatment of complaints we receive regarding our internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of their concerns regarding our internal accounting controls and auditing matters.  The Audit Committee is also charged with reviewing and approving all related person transactions.

The Board of Directors has determined that Mr. Carney is an “audit committee financial expert” within the meaning of the regulations of the SEC and has further determined that all of the members of the Audit Committee are independent directors under the Sarbanes-Oxley Act of 2002 and the NASDAQ listing standards.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of directors Plater (Chair), Burke, Newhart, and Pryor. The Nominating and Corporate Governance Committee held four meetings in 2024. The charter of the Nominating and Corporate Governance Committee is available on our website at https://investors.lincolneducationalservices.com under Corporate Governance. The Nominating and Corporate Governance Committee is responsible for, among other things, making recommendations to the Board of Directors with respect to corporate governance policies, reviewing and recommending compensation for non-employee directors to our Board, and reviewing and recommending changes to the Company’s corporate governance guidelines that have been adopted by the Board of Directors.  The Nominating and Corporate Governance Committee also recommends to the Board of Directors candidates for nomination for election as directors of the Company and appointments of directors as members of the committees of the Board of Directors as well as the compensation of non-employee directors.

The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent directors under the Sarbanes-Oxley Act of 2002 and the NASDAQ listing standards.

Nomination Process. The Nominating and Corporate Governance Committee considers candidates for director suggested by its members, other directors, and management and may, from time to time, retain a third-party executive search firm to identify director candidates for consideration by the Nominating and Corporate Governance Committee.

In addition, the Nominating and Corporate Governance Committee considers candidates for directors suggested by shareholders for elections to be held at annual meetings of shareholders. Shareholders can suggest qualified candidates for directors by complying with the advance notification and other requirements of the Company’s bylaws regarding director nominations. Director nomination materials submitted in accordance with the Company’s bylaws will be forwarded to the Chair of the Nominating and Corporate Governance Committee for review and consideration. Director nominees suggested by shareholders are evaluated in the same manner, and subject to the same criteria, as other nominees evaluated by the Nominating and Corporate Governance Committee.

Generally, once the Nominating and Corporate Governance Committee has identified a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate based on the information provided to it with the recommendation of the candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of Directors and the likelihood that the candidate can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines, in consultation with the Chair of the Board and other directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the candidate against the standards and qualifications set out in guidelines for director candidates adopted by the Board of Directors including, without limitation, the nominee’s management, leadership and business experience, skills such as financial literacy and knowledge of directorial duties, integrity, and professionalism.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate including the current composition of the Board of Directors, the balance of management and independent directors, the need for particular expertise (such as audit committee expertise), and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and, if warranted, one or more members of the Nominating and Corporate Governance Committee, and others, as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation of the Nominating and Corporate Governance Committee.

Compensation Committee

The Compensation Committee is comprised of directors Pryor (Chair), Burke, Rose, and Young. The Compensation Committee held four meetings in 2024. The charter of the Compensation Committee is available on our website at https://investors.lincolneducationalservices.com under Corporate Governance.

The Compensation Committee has the authority to develop and maintain a compensation policy and strategy that creates a direct relationship between pay levels and corporate performance and returns to shareholders; recommend compensation, special benefits, perquisites, and incidental benefits to our Board for approval; review and approve annual corporate and personal goals and objectives to serve as the basis for the chief executive officer’s compensation, evaluate the chief executive officer’s performance in light of the goals and, based on such evaluation, determine the chief executive officer’s compensation; determine the annual total compensation for our named executive officers; with respect to our equity-based compensation plans, approve the grants of stock options and other equity-based incentives as permitted under our compensation plans; and review and recommend employment agreements, severance arrangements and change in control plans that provide for benefits upon a change in control, or other provisions for our executive officers to our Board of Directors.

The Compensation Committee may retain compensation consultants having special competence to assist it in evaluating executive compensation and may also retain counsel, accountants, or other advisors, in its sole discretion. The Compensation Committee also has the power to delegate its authority and duties to subcommittees or individual members of the committee, as it deems appropriate in accordance with applicable laws and regulations.

The Board of Directors has determined that all of the members of the Compensation Committee are independent directors under the Sarbanes-Oxley Act of 2002 and the NASDAQ listing standards.

Committee Membership

The table below lists the current membership of each committee and the number of committee meetings held in 2024:

Director	Audit Committee	Nominating & Corporate Governance Committee	Compensation Committee
John A. Bartholdson (1)
James J. Burke, Jr.		✓	✓
Anna Cabral	✓
Kevin M. Carney	Chair
Marta Newhart		✓
Michael A. Plater	✓	Chair
Felecia J. Pryor		✓	Chair
Carlton E. Rose	✓		✓
Scott M. Shaw
Sylvia J. Young	✓		✓

2024 Meetings	4	4	4

(1)	Non-Executive Chair of the Board of Directors since May 2, 2024.

Director Independence

Our Board of Directors has a majority of independent directors, as is required by the NASDAQ listing rules. Our Board of Directors has determined that each of our directors and director nominees other than Scott M. Shaw, our President & Chief Executive Officer, is an “independent director” as such term is defined under the NASDAQ listing rules.  All of the members of each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are independent directors.

Board Leadership Structure

Our Board of Directors has adopted a flexible policy regarding the issue of whether the positions of Chair and Chief Executive Officer should be separate or combined.  Currently, the roles of Chief Executive Officer and Chair of the Board of Directors are held by different individuals.  Our Board of Directors regularly evaluates whether the interest of the Company and its shareholders are best served at any particular time by having the Company’s Chief Executive Officer or another director hold the position of Chair.  The Board of Directors believes that no single, one-size fits all, board-leadership model is universally or permanently appropriate. This structure has proven especially useful to facilitate executive leadership training, succession, and orderly transitions. At present, the Board of Directors believes that its current structure effectively maintains independent oversight of management.

As Non-Executive Chair of the Board of Directors, John A. Bartholdson has ensured that the Board of Directors fulfills its oversight and governance responsibilities and directs the activities and meetings of the Board of Directors. In addition, Mr. Bartholdson has been responsible for coordinating the activities of the non-employee directors and leading executive sessions of the non-employee directors, which are generally held in conjunction with each regularly scheduled Board of Directors meeting.

Board of Directors’ Role in Risk Oversight

Our Board of Directors has an active role, as a whole and also at the various committee levels, in overseeing the risk management of the Company. This is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.

The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk.  Fundamental aspects of the Board of Directors’ risk management oversight activities include:

•	understanding the key drivers of success for our business and the associated major risks inherent in our operations and corporate strategy;

•	overseeing that appropriate risk management and control procedures are implemented by management and developing and maintaining an effective risk dialogue with management; and

•
overseeing environmental and corporate governance matters, including human capital management, and crafting the appropriate Board of Directors for our Company, including ensuring that the Board of Directors has the appropriate mix of background, skills, and experience and an appropriate committee structure to carry out its oversight responsibilities effectively.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors.  The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibility with respect to legal and compliance issues and risks related to cybersecurity.

 The Nominating and Corporate Governance Committee, in addition to making recommendations with respect to corporate governance matters and nominations of directors, manages risks associated with the independence of the Board of Directors and potential conflicts of interest. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business which are appropriately balanced and do not motivate employees to take imprudent risks. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

The Company has reviewed its compensation programs and considered the extent to which its compensation policies and practices influence the behaviors of our executives and other employees with respect to taking business risks that could affect the Company.  We believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company, either individually or in the aggregate.

Compensation Committee Interlocks and Insider Participation

Directors Pryor (Chair), Burke, Rose, and Young served on the Compensation Committee during the entire 2024 fiscal year. During the 2024 fiscal year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•
none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000, except for Mr. Bartholdson, who has an interest in the shares of Common Stock beneficially owned by Juniper Fund and Juniper Opportunities Fund.  See “Transactions with Related Persons” below;

•
none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee;

•	none of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and

•
none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on the Company’s Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables provide information regarding the beneficial ownership of our Common Stock as of the Record Date by (1) each of our directors; (2) each of our named executive officers; (3) all directors and executive officers as a group; and (4) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of each class of our voting securities.  This table is based on information provided to us or filed with the Securities and Exchange Commission by our directors, executive officers, and principal shareholders named below.  Except as otherwise indicated, we believe, based on information furnished by such owners, that the beneficial owners of our voting securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o Lincoln Educational Services Corporation, 14 Sylvan Way, Suite A, Parsippany, NJ 07054.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the Company’s knowledge and as reported to us or filed with the SEC, as of the Record Date, the only persons or groups that are known to us to be the beneficial owners of more than 5% of the Company’s outstanding stock are:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Class
Juniper Investment Company, LLC (2) 555 Madison Avenue, 24th Floor New York, NY 10022	2,812,945	8.9%

BlackRock, Inc. (3) 50 Hudson Yards New York, NY 10001	1,668,340	5.3%

(1)
As of the close of business on March 20, 2025, the Record Date, there were 31,592,807 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter voted upon.

(2)
Based on the information reported in Amendment No. 7 to Schedule 13D filed with the Securities and Exchange Commission on March 4, 2025 by Juniper Investment Company, LLC (“Juniper Investment Company”), Juniper Investment Company is the investment advisor to Juniper Targeted Opportunities Fund, L.P. (“Juniper Targeted Opportunities”) and Juniper Targeted Opportunity Fund, L.P. (“Juniper Fund”). Each of Alexis P. Michas and John A. Bartholdson serves as the managing member of Juniper Investment Company and as the general partners of Juniper Targeted Opportunities and Juniper Fund, and as a result, Juniper Investment Company and Messrs. Michas and Bartholdson share voting and dispositive power over an aggregate of 2,962,945 shares of Common Stock as follows: (i) 150,000 shares of Common Stock held by Juniper Targeted Opportunities; and (ii) 2,363,311 shares of Common Stock held by Juniper Fund. In addition to the shares held by Juniper Targeted Opportunities and Juniper Fund, each of Messrs. Michas and Bartholdson owns and has sole voting and dispositive power of 246,319 shares and 203,315 shares of Common Stock, respectively. Based upon subsequent information reported by John A Bartholdson in two Statements of Changes in Beneficial Ownership on Form 4 filed with the Securities and Exchange Commission on each of March 12, 2025 and March 17, 2025, Juniper Targeted Opportunities sold all of its 150,000 shares of Common Stock.

(3)
Based on the information reported in a statement on Schedule 13G filed with the SEC on January 31, 2024 by BlackRock, Inc. (“BlackRock”), as of December 31, 2024, BlackRock is a registered investment advisor with sole dispositive power as to 1,668,340 shares of Common Stock. We have not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as to the beneficial ownership of shares of our Common Stock, as of the Record Date, of each director and each named executive officer and all directors and executive officers of the Company, as a group.  Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of Common Stock set forth.

Name of Beneficial Ownership	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Beneficially Owned (1)
Named Exectuive Officers
Scott M. Shaw (2)	1,096,973	3.5%
Brian K. Meyers (3)	195,042	*
Chad D. Nyce (4)	176,409	*
Non-Employee Directors
John A. Bartholdson (5)	2,566,626	8.1%
James J. Burke, Jr. (6)	94,014	*
Anna Cabral (7)	4,348	*
Kevin M. Carney (8)	46,293	*
Marta Newhart (9)	4,348	*
Michael A. Plater (10)	31,608	*
Felecia J. Pryor (11)	31,090	*
Carlton E. Rose (12)	42,079	*
Sylvia J. Young (13)	17,440	*

All executive officers and directors as a group (12 persons)	4,306,270	13.6%

*	Less than 1%.

(1)
Applicable percentages are based on 31,592,807 shares of Common Stock outstanding as of March 20, 2025.  For purposes of this table, (i) shares of restricted Common Stock that have not vested are included in the shares outstanding as of the Record Date and are entitled to be voted, (ii) a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date that such person or group has the right to acquire within 60 days after such date and (iii) unless otherwise stated, the address for each named person is 14 Sylvan Way, Suite A, Parsippany, NJ 07054.

(2)	Includes (i) 826,419 shares of Common Stock held by Mr. Shaw and (ii) 270,554 shares of restricted Common Stock.

(3)	Includes (i) 77,677 shares of Common Stock held by Mr. Meyers and (ii) 117,365 shares of restricted Common Stock.

(4)	Includes (i) 67,712 shares of Common Stock held by Mr. Nyce and (ii) 109,237 shares of restricted Common Stock.

(5)
Includes (i) 193,965 shares of Common Stock held by Mr. Bartholdson; (ii) 9,350 shares of restricted Common Stock awarded to Mr. Bartholdson; and (iii) 2,363,311 shares of Common Stock held by Juniper Fund as of the Record Date, over which Mr. Bartholdson shares voting and dispositive power with Mr. Alexis P. Michas and Juniper Investment Company, LLC (“Juniper Investment Company”). The principal business office address of Mr. Bartholdson is 555 Madison Avenue, 24th Floor, New York, NY 10022. See also Security Ownership of Certain Beneficial Owners and Management as to the holdings of Juniper Investment Company and its affiliates.

(6)	Includes (i) 88,671 shares of Common Stock held by Mr. Burke and (ii) 5,343 shares of restricted Common Stock.

(7)	Includes 4,348 shares of restricted Common Stock awarded to Ms. Cabral.

(8)	Includes (i) 40,950 shares of Common Stock held by Mr. Carney and (ii) 5,343 shares of restricted Common Stock.

(9)	Includes 4,348 shares of restricted Common Stock awarded to Ms. Newhart.

(10)	Includes (i) 26,265 shares of Common Stock held by Dr. Plater and (ii) 5,343 shares of restricted Common Stock.

(11)	Includes (i) 25,747 shares of Common Stock held by Ms. Pryor and (ii) 5,343 shares of restricted Common Stock.

(12)	Includes (i) 36,736 shares of Common Stock held by Mr. Rose and (ii) 5,343 shares of restricted Common Stock.

(13)	Includes (i) 12,097 shares of Common Stock held by Ms. Young and (ii) 5,343 shares of restricted Common Stock.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently only has one active stock incentive plan: the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan (the “LTIP”).

On March 26, 2020, the Board of Directors adopted the LTIP to provide an incentive to certain directors, officers, employees, and consultants of the Company to align their interests in the Company’s success with those of its shareholders through the grant of equity-based awards. On June 16, 2020, the shareholders of the Company approved the LTIP. The LTIP is administered by the Compensation Committee of the Board of Directors, or such other qualified committee appointed by the Board of Directors, which will, among other duties, have the full power and authority to take all actions and make all determinations required or provided for under the LTIP. Pursuant to the LTIP, the Company may grant options, share appreciation rights, restricted shares, restricted share units, incentive stock options, and nonqualified stock options. Under the LTIP, employees may surrender shares as payment of applicable income tax withholding on the vested restricted stock. The LTIP has a duration of 10 years. On February 23, 2023, the Board of Directors approved, subject to shareholder approval, an amendment to the LTIP to increase the aggregate number of shares available under the LTIP from 2,000,000 shares to 4,000,000 shares. The amendment was approved and adopted by the shareholders at the Annual Meeting of Shareholders held on May 5, 2023. If the aggregate maximum annual incentive award that can be earned by each of our named executive officers is earned, 1,239,973 shares of Common Stock remain available for grant under the LTIP as of the Record Date.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and analysis of our executive officer compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions.  Later in this Proxy Statement under the heading “Executive Compensation” are a series of tables containing specific information about the compensation earned or paid in 2024 to the following individuals, whom we refer to as our “named executive officers” or “NEOs.”

In 2024, the Company had three named executive officers:

•	Scott M. Shaw, our President and Chief Executive Officer;
•	Brian K. Meyers, our Executive Vice President, Chief Financial Officer and Treasurer; and
•	Chad D. Nyce, our Executive Vice President and Chief Operating Officer

The discussion below is intended to aid in understanding the information provided in the tables that follow and put that information into context within our overall compensation program.

Financial and Operational Highlights Fiscal Year 2024

The Company's strong financial results reflect its successful execution and significant progress in key growth and efficiency initiatives, which are driving long-term objectives.
•	Revenue increased $62.0 million, or 16.4% to $440.1 million
•	Student starts grew by 15.2% to nearly 18,700
•	Net income of $9.9 million
•	Adjusted EBITDA of $42.3 million compared to $26.5 million in 2023
•	Year-end balance sheet with nearly $60 million in cash, no debt, and nearly $100 million of liquidity
•	Opened new campus in East Point, Georgia in March 2024, with results exceeding initial internal projections by approximately $6 million in revenue and $2 million in EBITDA
•	Continued to execute strategic growth initiatives to expand campuses and programs:
o	Two campus relocations to modern and efficient facilities while expanding program offerings in 2025
o	New campus in Houston, Texas expected to open in late 2025
o	New campus in Hicksville, New York projected to open in late 2026
o	Expansion of over 10 programs across existing campuses during 2024-2025

Executive Summary

2024 Advisory Vote on Executive Compensation

At the 2024 Annual Meeting of the Company’s shareholders, we held a non-binding advisory “say-on-pay” vote on the Company’s executive compensation program, as set forth in our Proxy Statement dated April 3, 2024 that was filed with the Securities and Exchange Commission on that date.  Approximately 93% of the votes cast on the “say-on-pay” proposal voted in favor of the program.

Sound Compensation Governance Practices.

The Company seeks to implement and maintain sound compensation governance practices to ensure adherence to our pay-for-performance philosophy while appropriately managing risk and aligning our executive compensation program with the financial interests of the Company’s shareholders. Highlights of our practices include:

What We Do:	What We Don't Do:

Maintain a Pay-for-Performance Compensation Philosophy. Performance-based pay represents a significant portion of our NEO's target total direct compensation.  We strive to position pay at market/50th percentile, with pay outside of this based on organizational and individual performance.

Backdate or Spring Load Option Awards. We do not backdate options or grant options retroactively.  In addition, we do not plan to coordinate grants of options, restricted stock, or other equity awards so that they are made before announcement of favorable information or after announcement of unfavorable information.

Rely on an Independent Compensation Consultant. We seek advice from an independent compensation consultant to ensure pay practices are aligned with our strategies and appropriately competitive to market levels

Use excise tax gross-ups. As discussed below under the heading “Employment Agreements and Change in Control Benefits,” we do not provide our executive officers with tax gross-ups for “excess parachute payments” upon a change in control.

Cap Annual Incentive Compensation. The aggregate maximum annual incentive award that can be earned by each of our named executive officers is capped at 200% of their target.
Excessive Severance. We provide severance features that are consistent with market practice, including amounts and payout definitions, whether in the event of termination or termination in the event of a Change-in-Control.

Maintain Clawback Policies. We maintain clawback policies for the recovery of performance-based cash and equity compensation.
Use Special Retirement Programs. We do not maintain enhanced retirement arrangements for our executive officers.  Executive officers are eligible to participate in our 401(k) plan in the same manner as all other employees

Review Stock Ownership. Annually, we review executive stock holdings to ensure alignment with competitive standards and shareholder interests.	Perquisites or benefits. We do not provide other perquisites or benefits to named executive officers.

Compensation Philosophy and Objectives

The Company and the Compensation Committee believe that compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis, and that such compensation should assist us in attracting and retaining key executives that are critical to our long-term success.

Our compensation program is designed to offer executive officers competitive compensation based on our performance and the individual’s contribution, performance, and leadership in the execution of our business model.  Our compensation policies are intended to motivate, reward, and retain highly qualified executives for long-term strategic management and enhancement of shareholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals, and to attract and retain executives whose abilities are critical to our long-term success and competitiveness.  Our compensation goals are further intended to mitigate incentives for our executives to take excessive risks that may be adverse to the Company and our shareholders in the long-term.

The Compensation Committee has reviewed all components of the compensation for the named executive officers, including salary, annual incentives, equity, and long-term incentive compensation; the dollar value to the executive and cost to the Company of all perquisites; and the actual projected payout obligations under potential severance and change in control scenarios.

Compensation Program

Over the past few years, we have made key changes to our annual cash and long-term stock incentive compensation program to enhance our pay-for-performance philosophy to better align the interests of our executives with those of our shareholders.  These changes reflect our continuing commitment to improving our pay-for-performance alignment, while embracing contemporary compensation and governance best practices.  The changes included the following:

•
eliminating the individual performance component of our annual incentive compensation program and adding a component linked to company-wide financial outcomes that directly reflects the Company’s overall health and viability;

•	capping the maximum amount payable under the annual incentive compensation program at 200% of target;

•	instituting clawback policies for the recovery of performance-based cash and equity compensation;

•	granting performance-based restricted stock that vests upon the attainment of adjusted EBITDA targets established for each year; and

•	eliminating “catch up” vesting on performance-based restricted stock (see discussion below).

The Compensation Committee continually reviews the executive compensation program and may, from time to time, modify certain aspects of the program to ensure that it remains aligned with the interests of the Company’s shareholders.

POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS
CLOSE IN TIME TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION

While the Company’s LTIP allows for the grant of stock options and similar option-like securities, the Company does not currently, and has not in recent history, grant stock options or similar option-like securities to its directors, named executive officers, or other employees, and it did not grant any stock options during the fiscal year ended December 31, 2024. As such, the Company does not currently have a formal policy with respect to the timing of awards of such securities. The Compensation Committee approves the grant of equity compensation awards at approximately the same time every year pursuant to a pre-determined schedule. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of any equity award. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Setting Executive Compensation

We intend to continue our strategy of compensating our executives through programs that emphasize performance-based incentive compensation.  We have structured annual cash and long-term equity incentive compensation to both motivate executives to achieve the business goals set by the Company and to reward the executives for achieving such goals.  Our executive compensation program is further designed to discourage excessive risk taking by assessing performance across multiple dimensions and metrics, including both regulatory performance and student outcomes.

For the named executive officers, the main components of our compensation program are base salary, an annual performance-based cash incentive, and long-term performance-based restricted stock.  In allocating compensation among these components, the Compensation Committee believes that the compensation of senior management, the levels of management having the greatest ability to influence our performance, should be predominantly performance-based.  Base salary is intended to provide a certain level of income commensurate with an executive’s position, responsibilities, and contributions to the Company.

The annual performance-based cash incentive compensation focuses on short-term performance while the performance-based restricted stock is tied to achievement of performance over a three-year performance period.  This mix of short- and long-term incentives provides sufficient rewards to motivate near-term performance, while at the same time providing significant incentives to keep our executives focused on longer-term corporate goals that drive shareholder value.  In addition, we believe this balance of short-term and long-term incentive compensation and the mix of varied performance metrics helps mitigate the incentive for executives to take excessive risk that may have the potential to harm the Company in the long-term.

Compensation for Scott M. Shaw, our President and Chief Executive Officer, is based on the Compensation Committee’s independent assessment of Mr. Shaw’s performance during the year.  Our President and Chief Executive Officer plays a significant role in setting the compensation for the other named executive officers by presenting an evaluation of each executive’s performance and his recommendation for levels of their compensation.  The Compensation Committee makes all final decisions with respect to the total compensation package for each of the named executive officers and has the authority to accept, reject, or modify these recommendations in connection with its determination.  The Compensation Committee may retain compensation consultants having special competence to assist it in evaluating the compensation of the named executive officers, in its sole discretion.

Base Salary

Base salaries for our named executive officers are based on job responsibilities and individual contributions with reference to base salary levels of executives at comparable publicly held companies.  The Compensation Committee also considers several other factors in setting base salaries including the executive’s experience and tenure, our overall annual budget for merit increases and pre-tax profit, the executive’s individual performance, changes in the executive’s responsibility, and the executive’s overall contribution to our success.  We review salary levels annually to recognize these factors.  We do not target base salary at any particular percentage of total compensation.

Salary adjustments were made based on a competitive market compensation benchmarking study, and through discussions with our independent compensation consultant, Grant Thornton Advisors LLC. The Compensation Committee determined that it was appropriate to adjust salaries to better align with competitive market levels after several years of salaries remaining unchanged.

Named Executive Officer	Prior Salary ($)	New Salary ($)	Increase
Scott M. Shaw	500,000	650,000	30.0%
Brian K. Meyers	358,955	400,000	11.4%
Chad D. Nyce	300,000	375,000	25.0%

Salary increases for the above executives were above typical salary increases in order to position salaries closer to average salaries in the marketplace.  Mr. Shaw and Mr. Meyers have not received a salary increase since 2016 and 2020, respectively.  The increases above were intended to align closer to typical market practice, given individual and organizational performance over the last several years.

Performance-Based Executive Compensation

•
During the fiscal years ended December 31, 2024 and 2023, performance-based restricted stock comprised 50% of the executive equity compensation. Such performance-based restricted stock vests based upon the attainment of performance metrics set by the Compensation Committee each year for the applicable three-year vesting period of the restricted stock grant.  The terms of these awards are described in more detail below under “Long-Term Stock Incentives.”

•
We maintain an annual performance-based Management Incentive Compensation Plan (the “MIC Plan”) for cash bonus compensation.  Payments under the MIC Plan are based on the attainment of predetermined adjusted EBITDA target.  The terms of these awards are described in more detail below under “2024 Annual Performance-Based Incentive Compensation.”

■	In fiscal year 2024, our NEOs received payments equal to 105.9% of their respective MIC Plan target award opportunity.

■	In fiscal year 2023, our NEOs received payments equal to 148.0% of their respective MIC Plan target award opportunity.

The Compensation Committee believes that these practices highlight the close link between pay and performance under our executive officer compensation program.

2024 Annual Performance-Based Incentive Compensation

Our named executive officers are eligible to participate in the MIC Plan.  Under the MIC Plan, the Compensation Committee approves the calculation of performance-based cash incentive opportunities for our named executive officers based on financial performance targets.  Awards under the MIC Plan reflect the Compensation Committee’s belief that a significant portion of the total annual compensation of each named executive officer should be contingent upon the overall financial performance of the Company. At the beginning of the fiscal year ended December 31, 2024, the Compensation Committee defined the 2024 cash incentive performance target goal based to the Company’s adjusted EBITDA performance.

For the fiscal year ended December 31, 2024, the Compensation Committee set the incentive compensation target at 100% of base salary for Mr. Shaw and 75% of base salary for Mr. Meyers and Mr. Nyce.  The maximum award allowable under the MIC Plan to any named executive officer in any given year is 200% of their incentive compensation target.

Adjusted EBITDA Performance.  For the fiscal year ended December 31, 2024, each named executive officer’s target incentive opportunity was fully based on the achievement of the adjusted EBITDA target goal.  The Company exceeded the adjusted EBITDA target goal, and as a result, the named executive officers earned 105.9% of their respective incentive compensation targets as set forth below:

Named Executive Officer	Target 2024 MIC Plan Award (% of Salary)	Target 2024 MIC Plan Award ($)	Total 2024 MIC Plan Payment ($)
Scott M. Shaw	100%	650,000	688,629
Brian K. Meyers	75%	300,000	317,829
Chad D. Nyce	75%	281,250	297,964

The Compensation Committee has full discretion to modify awards up or down based on other performance criteria critical to the success of the organization including operational, regulatory, and educational quality considerations that would otherwise not be reflected in the adjusted EBITDA targets above.  No such discretion was exercised this year.

Long-Term Stock Incentives

Stock incentives focus executives’ attention on the Company from the perspective of an owner with an equity stake in the business, thereby aligning interests with those of shareholders.  The Compensation Committee believes that the Company’s long-term performance is achieved through an ownership culture that encourages long-term performance by our named executive officers through grants of stock-based awards.  Our shareholder-approved LTIP provides for the grant of stock options, restricted stock, performance stock, and other equity-based awards.  Awards are made at the discretion of the Compensation Committee based on a multiplicity of factors including total compensation at peer companies, the level of equity ownership of the executives, and judgments of individual performance during the year.

The Compensation Committee believes that a combination of time-based and performance-based restricted stock grants better align the interests of our named executive officers with those of our shareholders.  Adjusted EBITDA targets are set by the Compensation Committee at the beginning of each applicable year.  If the applicable adjusted EBITDA target is not attained, the Compensation Committee has the discretion to determine that the performance-based restricted stock that would have vested had the target been attained will not be forfeited but instead will be subject to a catch-up adjusted EBITDA target to be set in the subsequent year.  A catch-up target is a stretch goal that requires a greater level of performance than the performance goal set for the applicable performance period.  The catch-up target is applicable only for awards issued prior to December 31, 2023.  In addition, notwithstanding the attainment of the applicable performance targets, the Compensation Committee has the discretion to determine that all or a portion of performance-based restricted stock will not vest based on facts and circumstances occurring after the date of grant that the Compensation Committee deems relevant.

Time-Based Restricted Stock Awards

On each of February 22, 2024 and February 23, 2023, the Compensation Committee awarded time-based restricted stock (the “Time-Based Restricted Shares”) to certain members of our management, including each of our named executive officers.  The Time-Based Restricted Shares vest ratably over three years and represent 50% of the total restricted shares awarded in each year.

Performance-Based Restricted Stock Awards

On February 22, 2024, the Compensation Committee awarded performance-based restricted stock (the “Performance-Based Restricted Shares”) to certain members of our management, including each of our named executive officers. The Performance-Based Restricted Shares vest over three years upon the attainment of certain financial performance targets set by the Compensation Committee for each of the fiscal years 2024, 2025, and 2026, the attainment of which is determined in March of each succeeding year. The Performance-Based Restricted Shares represent 50% of the total restricted shares awarded.

On February 23, 2023, the Compensation Committee awarded Performance-Based Restricted Shares to certain members of our management including each of our named executive officers.  The Performance-Based Restricted Shares vest over three years upon the attainment of certain financial performance targets set by the Compensation Committee for each of the fiscal years 2023, 2024, and 2025, the attainment of which is determined in March of each succeeding year.  The Performance-Based Restricted Shares represent 50% of the total restricted shares awarded.

Fiscal Year 2024 Performance Target

For the three-year cycles that started in each of 2022, 2023, and 2024, the Company attained the financial performance target for the fiscal year ended December 31, 2024 in connection with Performance-Based Restricted Shares awarded to our named executive officers, thus vesting one-third of the total awarded Performance-Based Restricted Shares for each of the three cycles discussed above.

Compensation Consultants

In determining the compensation of our named executive officers, the Compensation Committee considers many factors such as the executive’s position with the Company and the level of responsibility, skills, and experience required by the position, the executive’s experience and qualifications, the Company’s ability to replace such individual, and the overall competitive environment for executive talent. The Committee has the authority to retain its own advisor to consider, from time to time, the Company’s compensation philosophy and programs and provide guidance, as appropriate. The Committee relies on an independent compensation consultant for guidance in determining the appropriate structure of director and executive compensation as well as appropriate levels of compensation. In 2024, the Compensation Committee retained Grant Thornton Advisors LLC (“Grant Thornton”) as its independent compensation consultant and considered data and analysis regarding competitive pay practices among the Company’s peers as a guide in determining the appropriate level of executive officer compensation. The Compensation Committee has assessed the independence of Grant Thornton in its capacity as the compensation consultant to the Compensation Committee pursuant to SEC and NASDAQ rules and concluded that no conflict of interest exists that would prevent Grant Thornton from serving as an independent consultant to the Compensation Committee.

Comparative Data

In the fiscal year ended December 31, 2024, the Compensation Committee reviewed compensation information set forth in public filings with the Securities and Exchange Commission (including base salaries, annual incentive bonuses and equity-based compensation) for the following companies:

Adtalem Global Education, Inc.	Laureate Education, Inc.
American Public Education, Inc.	Perdoceo Education Corporation
Coursera, Inc.	Strategic Education, Inc.
Franklin Covey Co.	Universal Technical Institute, Inc.
Grand Canyon Education, Inc.	Udemy, Inc.

The purpose of the Compensation Committee's review was to determine, among other things, whether the level of compensation proposed to be paid to the Company's named executive officers during 2024 was competitively positioned with respect to the Company's compensation peer group. After this review, and based on advice from Grant Thornton, our independent compensation consultant, the Compensation Committee made compensation adjustments to our executive compensation programs in order to better align with our compensation philosophy.

Note that Lincoln is one of the smaller for-profit education organizations and, therefore, we do not rely exclusively on education peers.  Rather, we look at organizations of comparable size and complexity to Lincoln, rather than setting pay using a group of only education peers, which are generally much larger than Lincoln.

Employment Agreements and Change in Control Benefits

The Company has entered into employment agreements with Messrs. Shaw, Meyers, and Nyce.  Each of these agreements will expire on December 31, 2025.  The employment agreements are described below under “Employment Agreements.”

The employment agreement for each of Messrs. Shaw, Meyers, and Nyce provides that upon a change in control of the Company, the term of the agreement will be extended automatically for an additional two-year term, commencing on the date of the change in control and ending on the second anniversary of the date of the change in control.  Each employment agreement further provides that all stock options and restricted stock awards held by the named executive officer will immediately vest in such event.

We do not provide our named executive officers with tax gross-ups for “excess parachute payments” under Section 280G of the Internal Revenue Code upon a change in control.  In the event that any payment or distribution by us to or for the benefit of our named executive officers would be considered a “parachute payment” for purposes of Section 280G, the amount of such payments may be reduced to the largest amount permissible without triggering excise taxes under Section 4999 of the Internal Revenue Code.

Retirement Plans

The Company maintains a plan (the “401(k) Plan”) qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) for the benefit of all employees.  Our named executive officers are eligible to participate in this plan on the same terms and conditions as all other employees.  At the discretion of our Board of Directors, we may make discretionary matching and/or profit-sharing contributions into our 401(k) Plan for eligible employees, which may be subject to vesting requirements.  We believe that our 401(k) Plan encourages our employees to save for future retirement needs by matching contributions equal to 15% of their salary deferrals, which do not exceed 6% of the employee’s individual payroll period, subject to a compensation limitation and/or a contributions limitation pursuant to applicable provisions of the Code.

We do not provide any additional retirement benefits to our named executive officers.  None of our named executive officers participate in a non-qualified deferred compensation program or pension arrangement.

Welfare Benefits and Perquisites

Our named executive officers are eligible to participate in our medical and dental health insurance plans, our life insurance plan, and our long-term disability insurance plan on the same terms and conditions offered to all other employees.  We also provide our named executive officers with supplemental life insurance.  We believe that the benefits we offer are important components of our comprehensive benefit package, which encourages employees to remain with us.

Pursuant to their employment agreements, we also provide to Messrs. Shaw and Meyers use of a vehicle for business and personal use and pay for associated costs, including automobile insurance, parking, and fuel.  The executives are responsible for all taxes related to this benefit.

We do not provide any other perquisites or benefits to our named executive officers and we do not pay any tax gross-ups with respect to any compensation.

Tax Deductibility of Compensation; Accounting

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the ability of a public company to deduct for tax purposes compensation in excess of $1 million paid to certain executive officers. We expect that compensation paid to our NEOs in excess of $1 million, including compensation paid to any executive who has been an NEO since 2017, generally will not be deductible. The Compensation Committee strives to provide our named executive officers with compensation programs that will preserve the tax deductibility of compensation paid by the Company, to the extent reasonably practicable and to the extent consistent with the Company’s other compensation objectives.  However, the Compensation Committee believes that shareholder interests are best served if it retains the flexibility to compensate executives in a manner intended to promote varying corporate goals, even if certain amounts that may be payable in excess of $1 million may not be deductible under Section 162(m).

The Compensation Committee also takes accounting considerations, including the impact of Financial Accounting Standards Board Accounting Standards Codification 718 Compensation – Stock Compensation, into account in structuring compensation programs and determining the form and amount of compensation awarded.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this Proxy Statement.  Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Felecia J. Pryor, Chair
James J. Burke, Jr.
Carlton E. Rose
Sylvia J. Young

Executive Compensation

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total ($)
Scott M. Shaw	2024	650,000	1,200,000	688,629	19,016	2,557,645
President and	2023	500,000	1,200,000	740,000	18,683	2,458,683
Chief Executive Officer

Brian K. Meyers	2024	400,000	500,000	317,829	16,052	1,233,881
Executive Vice President, Chief	2023	358,955	500,000	398,440	13,236	1,270,631
Financial Officer and Treasurer

Chad D. Nyce	2024	375,000	500,000	297,964	6,500	1,179,464
Executive Vice President,	2023	300,000	350,000	222,000	5,927	877,927
Chief Operating Officer

(1)
For fiscal year 2024, this represents the aggregate grant date fair value of time-based and performance-based restricted stock awards on February 22, 2024. The fair values of these grants were determined in accordance with Financial Accounting Standards Board Accounting Standards Code Topic 718 (excluding the effect of estimated forfeitures).  See Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission regarding assumptions underlying the valuation of equity awards.  Whether, and to what extent, a named executive officer realizes value will depend on our actual operating performance, stock price fluctuations, and the named executive officer’s continued employment.  Amounts reported for these awards may not represent the amounts that the named executive officers will actually realize from the awards.  The terms and conditions of the performance-based restricted stock awards are described in the “Compensation Discussion and Analysis.”

(2)	Reflects the value of cash incentive awards earned for fiscal year 2024 under our MIC Plan as described in the “Compensation Discussion and Analysis.”

(3)
Reflects the following for fiscal years 2024 and 2023, respectively: (a) the costs related to personal use of a company-owned vehicle of $7,823 and $7,881 for Mr. Shaw, and $7,233 and $7,285 for Mr. Meyers; (b) life insurance policy premiums of $7,742 and $7,427 for Mr. Shaw, $5,369 and $5,054 for Mr. Meyers, and $3,542 and $3,227 for Mr. Nyce; and (c) 401(k) employer matching contributions of $3,450 and $3,375 for Mr. Shaw, $3,450 and $897 for Mr. Meyers, and $2,958 and $2,700 for Mr. Nyce.

Oustanding Equity Awards
at Fiscal Year End December 31, 2024

	Stock Awards
Name	Equity Incentive Plan Awards:
	Number of shares, units or other rights that have not vested	Market value of shares, or payout units or other rights that have not vested (1) ($)
Scott M. Shaw	50,294 (2)	795,651
	130,070 (3)	2,057,707
	124,740 (4)	1,973,387

Brian K. Meyers	22,862 (2)	361,677
	54,196 (3)	857,381
	51,976 (4)	822,260

Chad D. Nyce	16,003 (2)	253,167
	37,938 (3)	600,179
	51,976 (4)	822,260

(1)	All equity award values are based on a December 31, 2024 closing stock price of $15.82.

(2)
Awarded on February 23, 2022, the grant includes a mix of 50% time-based and 50% performance-based restricted stock awarded to the named executive officer and vests ratably over three years (if achieved as to the performance-based award), commencing with the fiscal year 2022 target.

(3)
Awarded on February 23, 2023, the grant includes a mix of 50% time-based and 50% performance-based restricted stock awarded to the named executive officer and vests ratably over three years (if achieved as to the performance-based award), commencing with the fiscal year 2023 target.

(4)
Awarded on February 22, 2024, the grant includes a mix of 50% time-based and 50% performance-based restricted stock awarded to the named executive officer and vests ratably over three years (if achieved as to the performance-based award), commencing with the fiscal year 2024 target.

Potential Payments upon a Termination or Change in Control

The following table summarizes the value of the termination payments and benefits that our named executive officers would receive upon:

•	the Executive’s Involuntary Termination (as defined below);
•	a Change in Control (as defined below); or
•	the Executive’s Death or Disability.

In each case, the amounts are determined as if the trigger event occurred on December 31, 2023 and equity is valued based on the closing stock price of $15.82 on December 31, 2024.  This table excludes vested account balances under our 401(k) plan, which is generally available to all of our employees.  The terms of the benefits are set forth in the employment agreements of our named executive officers as described immediately following the table.

Payment upon Termination
at Fiscal Year End December 31, 2024

Name	Aggregate Severance ($)	Stock Awards (1) ($)	Benefits (2) ($)	Total ($)
Scott M. Shaw
Involuntary Termination (3)	2,600,000	4,826,745	24,068	7,450,813

Change in Control	-	4,826,745	-	4,826,745

Death or Disability (4)	650,000	4,826,745	-	5,476,745

Termination for Cause or Resignation without Good Reason	-	-	-	-
Brian Meyers
Involuntary Termination (5)	1,225,000	2,041,318	14,658	3,280,976

Change in Control	-	2,041,318	-	2,041,318

Death or Disability (4)	300,000	2,041,318	-	2,341,318

Termination for Cause or Resignation without Good Reason	-	-	-	-
Chad D. Nyce
Involuntary Termination (6)	984,375	1,675,607	8,158	2,668,140

Change in Control	-	1,675,607	-	1,675,607

Death or Disability (4)	281,250	1,675,607	-	1,956,857

Termination for Cause or Resignation without Good Reason	-	-	-	-

(1)
All outstanding stock options, restricted stock, and performance-based restricted stock granted by the Company to the named executive officers will become fully vested and immediately exercisable upon (i) a Change in Control (as defined below); (ii) an Involuntary Termination (as defined below); or (iii) upon the executive’s death or disability.

(2)
Includes a cash payment equal to the Company’s estimate of the employer portions of the premiums that would be necessary to continue the executive’s health care benefits coverage until the first anniversary of the executive’s date of termination.

(3)
Consists of a lump sum payment equal to two times the sum of Mr. Shaw’s 2024 base salary and the target amount of his annual performance bonus for the fiscal year ended December 31, 2024.  In addition, Mr. Shaw would receive a prorated annual award under the MIC Plan for the year in which the Involuntary Termination occurs based on actual performance, payable at the time that awards are generally paid to employees for the applicable year.

(4)	Includes an annual cash incentive compensation award under the MIC Plan for the year of termination based upon target levels.

(5)
Consists of a lump sum payment equal to one and three-quarters times the sum of Mr. Meyers’ 2024 base salary and the target amount of his annual performance bonus for the fiscal year ended December 31, 2024. In addition, Mr. Meyers would receive a prorated annual award under the MIC Plan for the year in which the Involuntary Termination occurs based on actual performance, payable at the time that awards are generally paid to employees for the applicable year.

(6)
Consists of a lump sum payment equal to one and one-half times the sum of Mr. Nyce’s 2024 base salary and the target amount of his annual performance bonus for the fiscal year ended December 31, 2024. In addition, Mr. Nyce would receive a prorated annual award under the MIC Plan for the year in which the Involuntary Termination occurs based on actual performance, payable at the time that awards are generally paid to employees for the applicable year.

Employment Agreements

The Company is a party to employment agreements with each of Messrs. Shaw, Meyers, and Nyce.

Employment Agreement dated December 13, 2022 with Scott M. Shaw

The terms of the Company’s employment agreement with Mr. Shaw are summarized below.

Employment Period.  The agreement provides that Mr. Shaw will serve as our President and Chief Executive Officer through December 31, 2025.

Compensation and Benefits.  Mr. Shaw will receive a minimum annual base salary of $500,000, will be eligible to participate in the MIC Plan and, to the extent eligible, in all of our employee benefit plans, programs, and arrangements that are established for, or made available to, our senior executives.   The Company provides to Mr. Shaw a vehicle for his business and personal use and pays the associated costs, including automobile insurance, parking, and fuel; Mr. Shaw is responsible for all taxes related to this benefit.

Involuntary Termination.  In the event of an “Involuntary Termination” (as defined below) of Mr. Shaw’s employment, in addition to Mr. Shaw’s right to receive payment of all accrued and unpaid compensation and benefits due to him through the date of termination or resignation of employment, including any accrued unpaid bonuses for a completed year, we will pay him: (1) two times the sum of (a) his base salary, as is then in effect; and (b) the target amount of the annual performance bonus for him in the year in which the termination occurs; (2) unreimbursed expenses for reasonable travel and other business expenses incurred by him through the date of termination; and (3) the estimated employer portion of premiums that would be necessary to Mr. Shaw’s coverage under the Company’s healthcare plan until the first anniversary of the date of termination (subject to proration should Mr. Shaw become insured under a subsequent healthcare plan).  Mr. Shaw would receive the sum of these amounts in a lump-sum payment 60 days following his Involuntary Termination.  In addition, Mr. Shaw would receive a prorated annual award under the MIC Plan for the year in which the Involuntary Termination occurs based on actual performance, payable at the time that awards are generally paid to employees for the applicable year.

Termination for Cause; Resignation Other than for Good Reason. In the event that Mr. Shaw’s employment is terminated by us for Cause or Mr. Shaw resigns from his employment other than for “Good Reason” (as defined below), we will pay him his accrued but unpaid base salary, unreimbursed expenses and employee benefits earned through the date of his termination, including, without limitation, any MIC Plan award due but not yet paid for a completed calendar year.

Death or Disability.  In the event that Mr. Shaw dies or his employment is terminated as a result of his disability, we will pay him (or his estate, if applicable) his accrued but unpaid base salary and employee benefits earned through the date of his termination, including, without limitation, any MIC Plan award due but not yet paid for a completed calendar year.  In addition, (i) Mr. Shaw will receive a prorated target MIC Plan award for the year of termination and (ii) all of Mr. Shaw’s outstanding stock options and restricted stock shall become fully vested, and stock options shall become immediately exercisable and remain exercisable for one year (or until the option’s normal expiration date, if earlier).

Change in Control.  Upon a “Change in Control” (as defined below), we (or our successor) will continue the employment of Mr. Shaw for a period of two years commencing on the date of the Change in Control and ending on the second anniversary thereof.  In addition, all of Mr. Shaw’s restricted stock and stock options will vest in full and the stock options will become immediately exercisable on the date of the Change in Control.

In the event that any payment or distribution by us to or for the benefit of Mr. Shaw pursuant to the terms of the employment agreement or otherwise would be considered a “parachute payment” and the amount of the parachute payment, after deduction of all relevant taxes, including excise taxes imposed by Section 4999 of the Internal Revenue Code, is less than the amount Mr. Shaw would receive if he was paid three times his average “base amount” less $1.00, then the aggregate amounts constituting the parachute payment will be reduced (or returned by Mr. Shaw if already paid to him) to an amount that will equal three times his average “base amount” less $1.00.

Noncompetition.  Mr. Shaw is subject to a noncompetition restrictive covenant during the term of his employment and for a period of two years thereafter, although the covenant will not apply if his employment is terminated due to an Involuntary Termination.

Nonsolicitation.  Mr. Shaw is subject to a nonsolicitation restrictive covenant of clients, employees and key consultants during the term of his employment and for one year thereafter.

Confidentiality.  Mr. Shaw is subject to a confidentiality restrictive covenant of unlimited duration.

Waiver and Release.  Our obligations upon a termination of employment under Mr. Shaw’s employment agreement are subject to Mr. Shaw executing and delivering a waiver and release of claims against us.

Employment Agreement dated December 13, 2022 with Brian K. Meyers

The terms of the Company’s employment agreement with Mr. Meyers are identical to those contained in Mr. Shaw’s employment agreement described above, except that: (a) Mr. Meyers serves as Executive Vice President, Chief Financial Officer and Treasurer, and receives a minimum annual base salary of $358,955;  and (b) in the event of an Involuntary Termination, Mr. Meyers will be entitled to receive a payment of one and three-quarters times the sum of (1) his annual base salary and (2) the target amount of the annual performance bonus for him in the year in which the termination of employment occurs.

Employment Agreement dated December 13, 2022 with Chad D. Nyce

The terms of the Company’s employment agreement with Mr. Nyce  are identical to those contained in Mr. Shaw’s employment agreement described above, except that: (a) Mr. Nyce has served as Executive Vice President and Chief Innovation Officer until assuming the position of Executive Vice President and Chief Operating Officer and receives a minimum annual base salary of $300,000; (b) in the event of an Involuntary Termination, Mr. Nyce will be entitled to receive a payment of one and one-half times the sum of (1) his annual base salary and (2) the target amount of the annual performance bonus for him in the year in which the termination of employment occurs; and (c) Mr. Nyce is not provided the use of an automobile.

In the case of all employment agreements, the following definitions apply:

“Involuntary Termination” generally means the termination of the executive’s employment by the executive for Good Reason or by the Company without Cause.

Prior to a “Change in Control” (as defined below), “Cause” generally means any of the following: (i) the executive’s willful failure to perform his duties in any material respect, (ii) malfeasance or gross negligence in the performance of his duties, (iii) the executive’s conviction of a felony, (iv) the executive’s intentional or reckless disclosure of confidential information, (v) the executive’s commission of an act of sexual harassment that would normally constitute grounds for termination, or (vi) any other act or omission by the executive which is materially injurious to the financial condition or business reputation of the Company or any of its affiliates. The definition also requires that the executive be given 30 days’ notice to cure a breach of (i) and (ii) above.  After a Change in Control, Cause would not include (v) and (vi) above.

“Good Reason” generally means the occurrence of any of the following without the executive’s written consent: (i) a reduction in the executive’s base salary or target annual incentive compensation award; (ii) an adverse change in the executive’s title, authority, duties or responsibilities; (iii) a failure by the Company to pay material compensation when due; or (v) a material breach of the executive’s employment agreement by the Company.  The definition also requires that the Company be given 10 days’ notice to cure any Good Reason that is susceptible to cure.

“Change in Control” generally means any of the following: (i) when a person directly or indirectly becomes the beneficial owner of 25% or more of either (1) the then outstanding Common Stock or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (other than any acquisition directly from the Company, by the Company, or by an employee benefit plan sponsored by the Company); (ii) when, during any period of 24 consecutive months, the individuals who constitute the Board of Directors of the Company cease to constitute at least a majority thereof; (iii) when the shareholders approve a reorganization, merger or consolidation of the Company without the consent or approval of a majority of the Board of Directors; (iv) when there is a consummation of a merger, amalgamation or consolidation of the Company with any other corporation, the issuance of voting securities of the Company in connection with such a transaction or the sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (unless there is no significant change in the beneficial ownership of the Common Stock); or (v) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Director Compensation

The following chart summarizes the compensation earned by non-employee directors for the fiscal year ended December 31, 2024:

Name	Annual Retainer ($)	Audit Committee ($)	Nominating & Corporate Governance ($)	Compensation Committee ($)	Stock Awards (1) ($)	Total ($)
John A. Bartholdson (2)	75,000	4,000	5,000	3,000	105,000	192,000
James J. Burke, Jr.	55,000	-	6,000	8,000	60,000	129,000
Anna Cabral (3)	27,500	4,000	-	-	50,000	81,500
Kevin M. Carney	55,000	15,000	-	-	60,000	130,000
J. Barry Morrow (4)	23,750	-	-	-	-	23,750
Marta Newhart (3)	27,500	-	3,000	-	50,000	80,500
Michael A. Plater (5)	55,000	8,000	8,000	-	60,000	131,000
Felecia J. Pryor	55,000	-	6,000	8,000	60,000	129,000
Carlton E. Rose	55,000	8,000	-	6,000	60,000	129,000
Sylvia J. Young	55,000	4,000	-	6,000	60,000	125,000
Grand Total	483,750	43,000	28,000	31,000	565,000	1,150,750

(1)
Represents the grant date fair value of a restricted stock award granted on May 2, 2024 to each of the Directors, with the exception of Ms. Cabral and Ms. Newhart, whose stock awards were granted on June 27, 2024. The fair value of this grant was determined in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) as determined based on applying the assumptions used in the Company’s financial statements.  See Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024, regarding assumptions underlying the valuation of equity awards.

(2)
Mr. Bartholdson served as Chair of the Nominating and Corporate Governance Committee and a member of each of the Audit Committee and the Compensation Committee through May 2, 2024, on which date Mr. Bartholdson stepped down from his committee positions and became Non-Executive Chair of the Board of Directors.

(3)	Ms. Cabral and Ms. Newhart were appointed to the Board on June 27, 2024.

(4)	Mr. Morrow served as Chair of the Board of Directors through May 2, 2024, the date of his resignation from the Board of Directors.

(5)	On May 2, 2024, Mr. Plater replaced Mr. Bartholdson as the Chair of the Nominating and Corporate Governance Committee.

Fiscal year 2024 Compensation Structure.  The Governance Committee approves Board compensation with feedback from executive management.  Each of the non-employee directors earned an annual retainer and received awards of shares of restricted Common Stock under the 2020 Long-Term Incentive Plan as compensation for their services as directors as follows:

Annual Element	Board Members ($)	Non-Executive Chair Additional Retainer ($)	Audit Committee ($)	Nominating and Corporate Governance Committee ($)	Compensation Committee ($)
Cash Retainer	55,000	40,000
Restricted Stock Grant	60,000	45,000
Committee Chair			15,000	10,000	10,000
Committee Member			8,000	6,000	6,000

As compensation received by directors is pro-rated for portions of the year in which each director holds a particular position with the Board or particular committee, to the extent not a full year.  As a result, total annual compensation for each of the directors for fiscal year 2024 as reflected in the Director Compensation Table above may not be calculable from the Fiscal Year 2024 Board Compensation Structure.

We reimbursed the Directors for their out-of-pocket travel and related expenses incurred while attending Board and committee meetings.

Annual Grants of Restricted Stock.  On the date of each annual meeting of shareholders, each non-employee director receives an award of shares of restricted Common Stock equal to $60,000 and the Chair receives $105,000 (based on the fair market value of a share of the Company’s Common Stock on the date of grant) for service as a director of the Company, provided that such non-employee director continues to serve as a director of the Company immediately after such annual meeting.

On May 2, 2024, each non-employee director, with the exception of Ms. Cabral and Ms. Newhart, received 5,343 shares of restricted Common Stock, with a fair value of $60,000, while Mr. Bartholdson received 9,350 shares of restricted Common Stock, with a fair value of $105,000. The restricted stock awards vest in full on May 2, 2025, the first anniversary of the grant date. The per share fair market value of a share of the Company’s Common Stock on May 2, 2024, based on the closing price of the Common Stock on such date, was $11.23.
On June 27, 2024, Ms. Cabral and Ms. Newhart received 4,348 shares of restricted Common Stock, with a fair value of $50,000, which fully vest on May 2, 2025.  The stock awards were prorated in relation to the date that Ms. Cabral and Ms. Newhart were appointed to the Board of Directors.  The per share fair market value of a share of the Company’s Common Stock on June 27, 2024, based on the closing price of the Common Stock on such date, was $11.50.

Pay Versus Performance

The following table shows, for the last three fiscal years, the total compensation paid to our named executive officers as reflected in our Summary Compensation Table (the “SCT”), “compensation actually paid” to our named executed officers (as determined in accordance with applicable rules), our total shareholder return (“TSR”), and our net income.

The information provided under the heading “Pay versus Performance” shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a filing.

Year	Total Compensation Per SCT Paid to Principal Executive Officer (1) ($)	Compensation Actually Paid to Principal Executive Officer (2) ($)	Average Compensation Total for Non- Principal Executive Officer - NEOs (3) ($)	Average Compensation Actually Paid to Non-Principal Executive Officer - NEOs (4) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5) ($)	Net Income (in thousands) (6) ($)
2024	2,557,645	4,365,629	1,206,672	1,904,289	212	9,891
2023	2,458,683	4,021,370	1,074,279	1,687,803	154	25,997
2022	1,740,984	842,209	824,827	386,446	89	12,634

(1)
The dollar amounts reported are the amounts of total compensation reported for Scott M. Shaw, our President and Chief Executive Officer, recognized as our Principal Executive Officer for these purposes for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The dollar amounts reported represent the amount of “compensation actually paid” to Mr. Shaw, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following table sets forth the adjustments made to Mr. Shaw’s total compensation for each year to determine the “compensation actually paid”.  Mr. Shaw holds no stock options, no awards were modified during the year, and no dividends or other earnings were paid during the year prior to the vesting date of an award.

(3)
The dollar amounts reported represent the average of the amounts reported for our named executive officers, NEOs, excluding Mr. Shaw, in the “Total” Column of the Summary Compensation Table for each corresponding year. The NEOs, excluding Mr. Shaw, included for purposes of calculating the average amounts in each applicable year are Mr. Meyers and Mr. Nyce.

(4)
The dollar amounts reported represent the average of the amounts of “compensation actually paid” to our NEOs, excluding Mr. Shaw, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following table sets forth the adjustments made to our NEOs’ total compensation, excluding Mr. Shaw for each year to determine the “compensation actually paid”.  Neither of Messrs. Meyers or Nyce holds any options, no awards were modified during the year, and no dividends or other earnings were paid during the year prior to the vesting date of an award.

(5)
The dollar amounts reported represent the value of an initial fixed investment of $100 and are calculated by dividing the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the closing stock price of the Company’s Common Stock at the end and at the beginning of the measurement period, by the closing stock price of our Common Stock at the beginning of the measurement period.  The closing stock price of the Company’s Common Stock on the last trading day in December in each of 2024, 2023 and 2022 was $15.82, $10.04 and $5.79, respectively. There were no dividends in any of such years.

(6)	The dollar amounts reported represent the amount of net income reflected in our consolidated audited financial statements for the applicable year.

The following table reconciles total compensation per the SCT compared with “compensation actually paid” to the Principal Executive Officer and Non-Principal Executive Officer NEOs:

Adjustments to Determine “Compensation Actually Paid” to the Principal Executive Officer
Year	Total Compensation Per SCT ($)	Deduct Amounts Reported as Stock Awards in SCT($)	Add Year-end Value of Unvested Equity Awards Granted in Year ($)	Change in Value of Unvested Equity Awards Granted in Prior Years ($)	Change in Value of Equity Awards Granted in Prior Years Which Vested in Year ($)	Deduct Prior Year-end Fair Value of Awards Granted in Prior Years That Failed to Meet the Vesting Conditions in Year ($)	Total Compensation Actually Paid ($)
2024	2,557,645	(1,200,000)	1,973,387	1,042,504	(7,907)	-	4,365,629
2023	2,458,683	(1,200,000)	1,959,025	777,380	26,282	-	4,021,370
2022	1,740,984	(1,100,000)	873,665	(264,053)	(6,979)	(401,408)	842,209

Adjustments to Determine Average “Compensation Actually Paid” to the Non-Principal Executive Officer NEOs
Year	Average Compensation Per SCT ($)	Deduct Amounts Reported as Stock Awards in SCT ($)	Add Year-end Value of Unvested Equity Awards Granted in Year ($)	Change in Value of Unvested Equity Awards Granted in Prior Years ($)	Change in Value of Equity Awards Granted in Prior Years Which Vested in Year ($)	Deduct Prior Year-end Fair Value of Awards Granted in Prior Years That Failed to Meet the Vesting Conditions in Year ($)	Average Compensation Actually Paid ($)
2024	1,206,672	(500,000)	822,260	378,587	(3,231)	-	1,904,289
2023	1,074,279	(425,000)	693,814	327,968	16,742	-	1,687,803
2022	824,827	(425,000)	337,552	(165,627)	(5,948)	(179,358)	386,446

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program is comprised of a variety of components including a performance-based approach. While the Company utilizes several performance metrics to align executive compensation with Company performance, not all of these are covered by the Pay Versus Performance table.  Further, while the Company seeks to incentivize long-term performance, this is not necessarily aligned with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following graph provides a description of the relationship between the amount of “compensation actually paid” to Mr. Shaw and the average amount of “compensation actually paid” to the Company’s NEOs as a group (excluding Mr. Shaw) to the Company’s Cumulative Total Shareholder Return (“TSR”) over the three years presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Income

The following graph provides a description of the relationship between the amount of “compensation actually paid” to Mr. Shaw and the average amount of “compensation actually paid” to the Company’s NEOs as a group (excluding Mr. Shaw) to the Company’s net income over the three years presented in the Pay Versus Performance table.

Audit Committee Report

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s financial reporting process by monitoring, among other matters, the quality and integrity of the Company’s financial statements; the independence and performance of Deloitte & Touche LLP, the Company’s independent registered public accounting firm; and the performance of the Company’s internal auditors.  Management has primary responsibility for preparing the financial statements and for the reporting processes, including the design and maintenance of the Company’s system of internal controls.  The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and opining upon the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).  The Audit Committee is solely responsible for the compensation, appointment and oversight of the Company’s independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management, the independent registered public accounting firm and the internal auditors, separately and together, with and without management present, regarding the Company’s audited consolidated financial statements as of December 31, 2024, and for the year then ended and regarding the Company’s internal controls.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the U.S.  The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 1301 (formerly Auditing Standard No. 61), Communications with Audit Committees.  Further, the Audit Committee discussed with the internal auditors the Company’s plans for and scope of internal audits, identification of audit risks and results of audit activities.

The Audit Committee reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management.  As part of that review, the Company’s independent registered public accounting firm submitted to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526 (Independence Discussions with Audit Committees) in which Deloitte & Touche LLP affirmed its independence from the Company.  Further, the Audit Committee discussed with Deloitte & Touche LLP the firm’s independence and considered whether the firm’s provision of non-audit services to the Company was compatible with maintaining the firm’s independence.  The Audit Committee concluded that Deloitte & Touche LLP is independent from the Company and its management.

Based upon the considerations described above and subject to the limitations upon the role and responsibilities of the Audit Committee as set forth in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2024 be included in the Company’s 2024 Annual Report.

AUDIT COMMITTEE

Kevin M. Carney, Chair
Anna Cabral
Michael A. Plater
Carlton E. Rose
Sylvia J. Young

PROPOSAL 2: NON-BINDING ADVISORY VOTE ON THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to the rules of the Securities and Exchange Commission adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing shareholders with a proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and tabular and narrative disclosures of this Proxy Statement (the “say-on-pay” vote).

We encourage shareholders to read the Compensation Discussion and Analysis beginning on page 15 of this Proxy Statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative which provide detailed information on the compensation of our named executive officers.  The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in this Proxy Statement are effective in achieving our goals.

The Board of Directors recommends a vote for the following resolution:

“RESOLVED, that the shareholders hereby approve the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended, including the Compensation Discussion and Analysis, the accompanying compensation disclosure tables, and any related narrative disclosure in this Proxy Statement.”

Although the vote on this Proposal 2 is advisory and non-binding, the Compensation Committee and the Board of Directors will review the voting results on the proposal and will consider shareholder views in connection with our executive compensation program. At the 2024 Annual Meeting, approximately 93% of the votes cast on the “say-on-pay” proposal voted in favor of our NEOs’ compensation.

Required Vote

The affirmative vote of a majority of the votes cast by holders of our Common Stock is required to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Our Board of Directors recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers described in this Proxy Statement.

PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP, which has served as the Company’s independent registered public accounting firm since 1999, to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte & Touche LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.

Before appointing Deloitte & Touche LLP, the Audit Committee carefully considered Deloitte & Touche LLP’s qualifications, including the firm’s performance as independent registered public accounting firm for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Deloitte & Touche LLP’s provision of non-audit services to the Company is compatible with its independence from the Company.

Shareholders will be asked at the Annual Meeting to ratify the appointment of Deloitte & Touche LLP. If the shareholders ratify the appointment, the Audit Committee may still, in its discretion, appoint a different independent registered public accounting firm at any time during 2025 if it concludes that such a change would be in the best interests of the Company. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Deloitte & Touche LLP.

Fees Billed by Independent Registered Public Accounting Firm

As more fully described below, all services to be provided by Deloitte & Touche LLP are pre-approved by the Audit Committee, including audit services, tax services and certain other services.

The Securities and Exchange Commission requires disclosure of fees billed by the Company’s independent registered public accounting firm for certain services.  The following table sets forth the aggregate fees billed by Deloitte & Touche LLP for professional services rendered for each of the past two years:

Fee Category	2024	2023
Audit and Audit Related Fees	$1,241,721	$1,142,033
Tax Fees	314,588	197,750
All Other Fees	2,020	2,020

Total Fees	$1,558,329	$1,341,803

Audit and Audit Related Fees consisted principally of audit services of our consolidated financial statements, review of our quarterly financial statements, services that are normally provided by the independent auditors in connection with statutory and regulatory filings and the audit of the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees consisted principally of professional services rendered by Deloitte & Touche LLP in connection with the Company’s tax compliance activities, including technical and tax advice related to the preparation of tax returns.

All Other Fees primarily consisted of professional services rendered in connection with the Company’s employee benefit plan and the subscription to the research tool.

Audit Committee Pre-Approval Policy

The Audit Committee approves, prior to engagement, all audit and non-audit services provided by Deloitte & Touche LLP and all fees to be paid for such services. All services are considered and approved on an individual basis. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

Required Vote

The affirmative vote of a majority of the votes cast by holders of our Common Stock is required to ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

ANNUAL REPORT AND FINANCIAL STATEMENTS AND COMMITTEE AND
 CORPORATE GOVERNANCE MATERIALS OF THE COMPANY

Copies of the Company’s Annual Report filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2024, including the Company’s consolidated financial statements and financial statement schedules, will be mailed to interested shareholders, without charge, upon written request.  Exhibits to our Annual Report will be provided upon written request and payment to the Company of the cost of preparing and distributing those materials. The current charters of the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees, along with the Company’s Code of Business Ethics and Conduct, are available to interested shareholders upon request and are posted on our website at https://investors.lincolneducationalservices.com under Corporate Governance. Written requests should be sent to Lincoln Educational Services Corporation, 14 Sylvan Way, Suite A, Parsippany, NJ 07054, Attention: Investor Relations.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

The Company’s Board of Directors has adopted Corporate Governance Guidelines which include, among other things, guidelines for determining director independence, director responsibilities, director access to management and independent advisors, succession planning, director retirement, and director stock ownership.

Our Board of Directors has also adopted a Code of Business Ethics and Conduct (the “Code of Conduct”) that applies to all directors, officers, and employees and that is intended, among other things, to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission and NASDAQ rules requiring a code of ethics for a company’s directors, officers, and employees. The Code of Conduct prohibits our directors, executive officers, and senior management from holding the Company’s securities in a margin account, engaging in hedging transactions or otherwise pledging the Company’s securities as collateral for a loan. In certain limited circumstances, the Board of Directors may, in its sole discretion, grant an exception to this prohibition. A copy of the Code of Conduct is posted on our website at https://investors.lincolneducationalservices.com under Corporate Governance. The Board of Directors must approve any requests for amendments to or waivers from the Code of Conduct with respect to directors and executive officers, and the Company intends to report such amendments or waivers that are required to be reported pursuant to the rules of the Securities and Exchange Commission and the NASDAQ Global Select Market on the Company’s website.

INSIDER TRADING POLICIES AND PROCEDURES

The Company has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of its securities by directors, officers, and employees, or the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. See Exhibit 19.1 (Policy on Insider Trading) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that related person transactions present a heightened risk of conflicts of interest.  As a general matter, it is the preference of the Company to avoid related person transactions.  The term “related person transaction” refers to a transaction required to be disclosed pursuant to Item 404 of Regulation S-K, under the Securities Act of 1933, as amended.

During the fiscal years ended December 31, 2024 and 2023, the Company did not engage in any “related person transaction.”  We note, however, that our director, John Bartholdson, may be deemed to have had an interest in the Series A Preferred Stock issued by the Company in November 2019 to, among other parties, Juniper Targeted Opportunity Fund, L.P. and Juniper Targeted Opportunities Fund, L.P., of which Mr. Bartholdson is an affiliate. Mr. Bartholdson was not a “related person” of the Company at the time of the sale and issuance of the Series A Preferred Stock but, as a result of the transaction, Mr. Bartholdson became the Series A Preferred Stock director designee to our Board of Directors in November 2019.  In 2022, the Company paid $1,100,000 in cash dividends on the Series A Preferred Stock; the Juniper investment funds participated on a pro rata basis.  In accordance with the transaction documents relating to the sale and issuance of the Series A Preferred Stock, the Company registered with the Securities and Exchange Commission the resale of the shares of Common Stock issued upon conversion of the Series A Preferred Stock and the investors continue to have rights under a Registration Rights Agreement entered into in connection with the sale and issuance of the Series A Preferred Stock including “piggyback” registration rights. The Series A Preferred Stock was converted into the Company’s Common Stock in the last quarter of 2022.

The Company recognizes that there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders.  As a result, pursuant to the Company’s Audit Committee charter, the Audit Committee is charged with the responsibility to review and approve all related person transactions on an ongoing basis.  All such transactions must be approved in advance by the Audit Committee.

In addition, the Company’s Code of Conduct contains policies and procedures with respect to conflicts of interest and related person transactions.  The Code of Conduct requires that all directors, officers, employees, and certain other persons subject to the Code of Conduct, adhere to it and prohibits certain arrangements that may be relevant to related person transactions including, but not limited to, prohibitions against: obtaining a substantial interest in any entity which does or seeks to do business with, or is a competitor of, the Company; entering into various arrangements (including family or other relationships) which might dissuade such director, officer, employee or other person from acting in the best interest of the Company; entering into a financial transaction or relationship with a student, prospect, vendor, agent or competitor of the Company; benefiting, or seeking to benefit, directly or indirectly, from such person’s position with the Company from any sale, purchase or other activity of the Company; using Company property or information for personal gain; obtaining loans or guarantees for personal obligations from the Company; and competing with the Company.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related Securities and Exchange Commission (“SEC”) regulations require the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 of our Common Stock and other equity securities. To our knowledge, based solely on a review of copies of Forms 3, 4, and 5 and any amendments thereto filed with the SEC and shareholder reports from our transfer agent and written representations that no other reports were required, during the fiscal year ended December 31, 2024, our officers, directors, and 10% or more shareholders complied with all Section 16(a) filing requirements applicable to them.

SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals that are intended to be presented at the 2026 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary of the Company, in writing, no later than September 7, 2025, in order to be considered for inclusion in the Company’s proxy materials for that annual meeting. Shareholder proposals and shareholder nominations for election to the Board of Directors must also comply with the current advance notice and other requirements set forth in the Company’s bylaws to be eligible to be presented at an annual meeting. These requirements include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the annual meeting is advanced or delayed more than 30 days from that of the anniversary of this year’s annual meeting, be submitted to the Secretary of the Company at least 120 and not more than 150 days prior to the first anniversary of the date of mailing of the notice for this year’s annual meeting (or between  August 8, 2025 and  September 7, 2025, as based on this year’s notice mailing date of April 10, 2025).

COMMUNICATING WITH THE BOARD OF DIRECTORS

You may contact any non-employee director, or the entire Board of Directors, at any time. Your communication may be sent to the Lincoln Educational Services Corporation Board of Directors – Non-Employee Directors, c/o Corporate Secretary, Lincoln Educational Services Corporation, 14 Sylvan Way, Suite A, Parsippany, NJ 07054.

Communications are distributed to the Board of Directors, or any director, as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board of Directors will be excluded, such as spam and other junk mail, resumes and other job inquiries, surveys, and business solicitations or advertisements.  Material that is unduly hostile, threatening, illegal, or similarly unsuitable will also be excluded. We will make available to any non-employee director any communication that is filtered in accordance with the process described above, at that director’s request.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that unless shareholders give contrary instructions, only one copy of our Proxy Statement or Annual Report may be sent to multiple shareholders in each household who share an address. We will promptly deliver a separate copy of either document to you if you call or write to us at the following address or telephone number: Lincoln Educational Services Corporation, c/o Corporate Secretary, 14 Sylvan Way, Suite A, Parsippany, NJ 07054; telephone (973) 736-9340. If you wish to receive separate copies of our Proxy Statement or Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, please contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER INFORMATION

Proxy authorizations submitted via the Internet must be received by 11:59 p.m. (Eastern Time) on May 7, 2025. To give your proxy authorization via the Internet, please read the instructions accompanying the enclosed proxy card. Costs associated with electronic access, such as from access providers, will be borne by the shareholder.

By Order of the Board of Directors

Alexandra M. Luster
Corporate Secretary

Parsippany, New Jersey

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Lincoln Educational Services Corporation
14 Sylvan Way, Suite A
Parsippany, NJ 07054
973-736-9340

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK  EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail 2025 LINCOLN EDUCATIONAL SERVICES CORPORATION Your Internet vote authorizes the named proxies to vote your shares of Common Stock in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 7, 2025. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: https://www.cstproxy.com/lincolntech/2025 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY Election of Directors FOR ALL WITHHOLD AUTHORITY (See Instructions below) Approval, on a non-binding, advisory basis, of the compensation of named executive officers. Ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025 Please mark your votes like this FOR  AGAINST ABSTAIN FOR  AGAINST ABSTAIN John A. Bartholdson James J. Burke, Jr. Anna Cabral Kevin M. Carney Marta Newhart Michael A. Plater Felecia J. Pryor Carlton E. Rose Scott M. Shaw Sylvia J. Young (To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee that you wish to withhold authority) To change the address on your account, please check the box at the right and indicate your new address in the space below. Please note that the changes to the registered name(s) on the account may not be submitted via this method. Check here if you plan to attend the meeting. CONTROL NUMBER Signature  Signature, if held jointly Date 2025. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. FOR ALL NOMINEES WITHHOLD AUTHORITY  FOR ALL EXCEPT (See Instructions below)

2025

ANNUAL MEETING OF SHAREHOLDERS OF
LINCOLN EDUCATIONAL SERVICES CORPORATION
May 8, 2025

The 2025 Proxy Statement and the 2024 Annual Report to
Shareholders are available at: www.lincolntech.edu/proxy
Please date, sign and mail your proxy card in the
envelope provided as soon as possible.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

LINCOLN EDUCATIONAL SERVICES CORPORATION
Proxy For Annual Meeting of Shareholders

The undersigned shareholder of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), hereby appoints Scott M. Shaw and Brian K. Meyers, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of the Company to be held on Thursday, May 8, 2025, at 9:00 a.m., local time, https://www.cstproxy.com/lincolntech/2025 and any adjournment(s) or postponement(s) thereof, to vote on behalf of the undersigned all shares of Common Stock that the undersigned is entitled to vote at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2 AND 3, OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

(Continued, and to be marked, dated and signed, on the other side)